EXECUTION VERSION

THE UNITS REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES COMMISSION OF ANY STATES IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION.  IN ADDITION, THE UNITS REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED BY SECTION 4(2) THEREOF.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT (INCLUDING ARTICLE VIII) AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

BAD DADDY’S FRANCHISE DEVELOPMENT, LLC

THIS AMENDED AND RESTATED OPERATING AGREEMENT OF BAD DADDY’S FRANCHISE DEVELOPMENT, LLC (this “Agreement”) is made and entered into as of this 9th day of April, 2013 (the “Effective Date”), by and among the undersigned.

BACKGROUND

WHEREAS, Bad Daddy’s Franchise Development, LLC (the “Company”) was formed on August 2, 2011 by the filing of the Articles of Organization with the North Carolina Department of the Secretary of State;

WHEREAS, effective as of December 26, 2011, Bad Daddy’s International, LLC, a North Carolina limited liability company, and immediately prior to the date hereof the sole Member of the Company (“BDI”), entered into that certain Operating Agreement of Bad Daddy’s Franchise Development, LLC (the “Original Operating Agreement”) and that certain License Agreement with the Company, as amended (as such may be further amended, restated, supplemented or replaced from time to time, the “License Agreement”) pursuant to which BDI granted to the Company a non-exclusive, limited right to use the Marks and the Bad Daddy’s System (each as defined below) in connection with the franchising of the Bad Daddy’s Restaurant concept;

WHEREAS, BDI desires to admit Good Times Restaurants Inc., a Nevada corporation (“Good Times”), as a new Member of the Company;

WHEREAS, in connection with the admission of Good Times as a new Member of the Company, the undersigned desire to amend and restate the Original Operating Agreement to herein set forth their agreements with respect to the Company; and

WHEREAS, simultaneously with the execution hereof, the Company and Good Times are entering into a management agreement, on such terms as are mutually acceptable to the Company and Good Times (the “Management Agreement”), pursuant to which Good Times shall provide certain management, administrative, accounting and back office services to the Company in exchange for a management fee.

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NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ORGANIZATIONAL MATTERS

1.1

Formation.  The Company was formed by the filing of the Articles of Organization with the North Carolina Department of the Secretary of State on August 2, 2011 in accordance with the provisions of the Act.

1.2

Operating Agreement.  The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement, as amended from time to time.  The Members hereby agree that during the term of the Company, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Act.

1.3

Name.  The name of the Company is “Bad Daddy’s Franchise Development, LLC.”  The Board in its sole discretion may change the name of the Company at any time and from time to time.  Notification of any such change shall be given to all Members.  The Company’s business may be conducted under its name or any other name or names deemed advisable by the Board.

1.4

Purpose. The business and purpose of the Company shall be to (a) own and operate a franchise company that grants to franchisees and licensees the non-exclusive right and license to develop and operate full-service, full-bar restaurants (each, a “Bad Daddy’s Restaurant” or “Restaurant” and collectively, the “Bad Daddy’s Restaurants” or “Restaurants”) under the Bad Daddy’s System, in accordance with the terms and conditions of franchise agreements, market development agreements, license agreements and other agreements entered into between such franchisees and licensees, on the one hand, and the Company, on the other hand (the “Franchise Agreements”), all in accordance with the License Agreement, (b) provide all services to and support of Bad Daddy’s franchisees and licensees as are contemplated by the Franchise Agreements, (c) exercise all powers that may be exercised legally by limited liability companies under the Act and engage in any lawful business, purpose or activity in which a limited liability company may be engaged under the Act, and (d) engage in all activities necessary, customary, convenient, or incident to the foregoing and to such business and purpose in which a limited liability company may be engaged under the Act.

1.5

License of Bad Daddy’s System.  The “Bad Daddy’s System” refers to the name “BAD DADDY’S BURGER BAR” and all other trade names, trademarks, service marks, logos, emblems, insignia and signs developed for use in connection with the Bad Daddy’s Restaurants from time to time (collectively, the “Marks”); specially designed fixtures, equipment, facilities, containers, and other items used in serving and dispensing food products; products, methods, procedures, recipes, distinctive food products and the formula and quality standards therefor; and instructional materials and training courses and all operating manuals and related materials describing such, and specifically including the following: (a) décor, (b) uniform design elements (look and feel), (c) signage, (d) menus, and (e) any other aspects of operation of a Bad Daddy’s Restaurant that is visible to the public, relates to the manner and composition of food products or directly affects customer experience.  The Members agree that BDI is the sole owner of all right, title and interest in, and shall have the sole right to determine all aspects of and approve all variances from, the Bad Daddy’s System, and that the Company’s right to use the Bad Daddy’s System is governed by and pursuant to the License Agreement.

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1.6

Principal Office; Registered Office.  The principal office of the Company shall be located at 601 Corporate Circle, Golden, Colorado 80401-5622 or such other place as the Board may from time to time designate.  The Company may maintain offices at such other place or places as the Board deems advisable.  The address of the registered office of the Company in the State of North Carolina shall be 601 South Kings Drive, Suite HH, Charlotte, North Carolina 28204, County of Mecklenburg and the registered agent for service of process on the Company in the State of North Carolina at such registered office shall be Frank Scibelli.

1.7

Term.  The term of the Company commenced upon the filing of the Articles of Organization in accordance with the Act and shall continue in existence perpetually unless the Company is dissolved and its affairs would up in accordance with this Agreement or the Act.

1.8

No State-Law Partnership.  The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 1.8, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.  The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

1.9

Company Property.  No real or other property owned by the Company shall be deemed to be owned by any Member individually, but shall be owned by and title thereto shall be vested solely in the Company.

1.10

Defined Terms.  All capitalized terms used but not otherwise defined in the text hereof shall have the meanings ascribed to them in Article XI below.

ARTICLE II

UNITS, CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

2.1

Units.

(a)

Capitalization.  Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gains, losses, deductions and expenses of the Company and the right to vote, if any, on certain Company matters as provided in this Agreement shall be represented by units (each, a “Unit”).  The Company shall have two (2) authorized classes of Units, designated as Class A Units and Class B Units, upon the terms and conditions set forth in this Agreement.  The ownership by a Member of Units shall entitle such Member to allocations of Net Profits, Net Losses, and other items, and distributions of cash and other property, as set forth in Articles V, VI and IX.  Notwithstanding anything to the contrary set forth herein or in the Act, the Class B Units shall be non-voting for all purposes.  Units shall be issued in uncertificated form.

(b)

Outstanding Units.  The name of each Member, the current number and class of Units owned by such Member and the Percentage Interest of such Member shall be as set forth next to such Member’s name on Schedule A, as amended from time to time in accordance with this Agreement.

(c)

Class B Units.   The Class B Units are intended to be issued as “profits interests” in the Company as defined by applicable revenue procedures issued under the Code (specifically, Rev. Proc. 93-27, 1993 2 C.B. 343, as clarified by Rev. Proc. 2001-43, 2001 2 C.B. 191).  The Board shall have authority to issue up to such number of Class B Units as equal an aggregate Percentage Interest of fifteen percent (15%).  In addition to the provisions hereof, all Class B Units shall be subject to the terms

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and conditions of a grant agreement governing the grant of such Units to the holders thereof, in such form as determined by the Board (a “Grant Agreement”).

2.2

Members’ Capital Contributions.

(a)

Initial Capital Contributions. Prior to the Effective Date, BDI has made Capital Contributions of cash and property to the Company in an amount equal to $562,500.00.  On the Effective Date, the Class A Members have made Capital Contributions to the Company, including Good Times’ initial Capital Contribution, in the following amounts:

Class A Member

Additional Capital Contribution

Good Times

$375,000.00

BDI

$125,000.00

(b)

Mandatory Additional Capital Contributions.

(i)

Amounts of Mandatory Additional Capital Contributions.  On or before the date that is six (6) months following the Effective Date, the Class A Members shall be required to make the following additional Capital Contributions, without any notice or other action on the part of the Board being required.

Class A Member

Additional Capital Contribution

Good Times

$375,000.00

BDI

$125,000.00

(ii)

Failure to Contribute.  If either Class A Member fails to make the additional Capital Contributions required by Section 2.2(a) above when due, a notice of default shall be given to such defaulting Class A Member by the Board.  The defaulting Class A Member may not make less than the full amount of such required additional Capital Contribution, and the making by the defaulting Class A Member of less than the full amount of such required additional Capital Contribution shall be a default.  If the full amount of such required Capital Contribution is not received by the Company within three (3) Business Days after receipt of such notice of default, the Company shall have the right, but not the obligation, to redeem all of the Class A Units held by the defaulting Class A Member, by giving written notice thereto.  The redemption price payable by the Company for the defaulting Member’s Class A Units shall be $100.00.  The closing of the redemption of the defaulting Member’s Class A Units pursuant to this Section 2.2(b) shall occur within ninety (90) days following delivery of notice of the Company’s election to redeem such Class A Units.

(c)

Other Additional Capital Contributions.  The Board shall monitor the capital needs of the Company and, if the Board reasonably determines that an operating deficit or anticipated operating deficit requires the expenditure of funds that exceed funds then available to the Company, and such expenditure is in the Board’s judgment reasonably necessary in order to continue the operation of the Company or for purposes of funding non-discretionary items, then the Class A Members shall be notified of such operating deficit or anticipated operating deficit.

(i)

Other Mandatory Additional Capital Contributions.  In connection with the foregoing in this Section 2.2(c), the Class A Members hereby agree that they shall be required to make additional Capital Contributions to the Company of up to $1,000,000 in the aggregate during the existence of the Company upon the written request therefor from the Board.    Such additional Capital Contributions shall

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be made by such Class A Members to the Company pro rata in accordance with their Percentage Interests of the Class A Units.  Any such additional Capital Contributions shall be made by the Class A Members within fifteen (15) days after such call by the Board is made; provided, however, in the event of an emergency, the Board may specify an earlier date for delivery of such additional Capital Contributions as may be reasonably necessary under the circumstances.  If a Class A Member fails to make an additional Capital Contribution required by this Section 2.2(c)(i) when due (such a Member is herein referred to as a “Defaulting Contributor”), a notice of default shall be given to such Class A Member by the Board.  A Class A Member may not make less than the full amount of a required additional Capital Contribution, and the making by a Class A Member of less than the full amount of a required additional Capital Contribution shall be a default.  If the full amount of such required Capital Contribution is not received by the Company within three (3) Business Days after the Defaulting Contributor’s receipt of such notice of default, the Board and the other Class A Member(s), as applicable, may pursue any one or more of the following remedies:

(A)

The other Class A Member(s) shall have the option, but not the obligation, to make the Defaulting Contributor’s required Capital Contribution on behalf of the Defaulting Contributor and treat the amount of such Capital Contribution as a loan to the Defaulting Contributor.  Any such loan shall be made by those Class A Member(s) who elect to do so (such Members are referred to as the “Loaning Members”) pro rata to the aggregate Percentage Interests of the Loaning Members (calculated without regard to the Units held by the Defaulting Contributor) or in such other proportions as they agree, shall bear interest at LIBOR (three month) plus 3%, compounded monthly, shall be secured by the Defaulting Contributor’s Member’s Units in the Company pursuant to Uniform Commercial Code in effect in North Carolina, and shall be due and payable six (6) full months from the date thereof.  Further, such loan(s) shall be payable from time to time prior to the final due date therefor out of any and all distributions that otherwise would be payable to the Defaulting Contributor under this Agreement and such amounts shall be paid as a prepayment of such loan.  Any prepayments attributable to any distributions that otherwise would be payable to the Defaulting Contributor shall be allocated among the Loaning Members in proportion to the amount of the Defaulting Contributor’s Capital Contribution funded by each such Loaning Member.  All distributions which would otherwise be made pursuant to this Agreement to a Defaulting Contributor shall be made to the Loaning Members (being deemed a payment on behalf of the Defaulting Contributor) until all loans of such Defaulting Contributor made pursuant to this Section 2.2(c)(i) have been repaid in full.  If any such loan is not paid in full on or before its due date, the Defaulting Contributor shall be in default thereunder, and the Loaning Members shall have the right to exercise any of the remedies of a secured creditor under the laws of the State of North Carolina, including its Uniform Commercial Code, against the Defaulting Contributor, and shall also have the right to treat the amount in default (including any accrued but unpaid interest) as an additional Capital Contribution to the Company.

(B)

If a Majority Interest of the Loaning Members determines that the amount in default should be treated as an additional Capital Contribution to the Company by the Loaning Members, the number of Class A Units held by each of the Class A Members shall be re-determined as of the date of such default in accordance with the following:  the aggregate Capital Contributions made to the Company by each Class A Member shall be determined, and the aggregate outstanding principal amount loaned to the Defaulting Contributor by each Loaning Member, plus accrued but unpaid interest thereon, shall be treated as a Capital Contribution made by the Loaning Members and no portion of any such amount shall be treated as a Capital Contribution by the Defaulting Contributor.  The aggregate Capital Contributions so determined for each Class A Member, including the Defaulting Contributor, are referred to herein as the “Total Capital Contributions.”  The re-determined Class A Units of each of the Class A Members shall then be the amount equal to (A) the number of Class A Units outstanding immediately prior to such additional Capital Contributions multiplied by (B) a percentage determined by dividing the Total Capital Contribution for each Class A Member by the sum of the Total Capital Contributions of all Class A Members.  The Percentage Interest of each Class A Member shall then be re-calculated accordingly.

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(C)

The Company shall have the right to institute legal proceedings to collect the Defaulting Contributor’s required Capital Contribution or to pursue any other remedies available at law or in equity.

(ii)

Elective Additional Capital Contributions.  Except as set forth in Section 2.2(b) and Section 2.2(c)(i) above, no Class A Member shall be required to make additional Capital Contributions to the Company.  Notwithstanding the foregoing, the Board may make a call for additional Capital Contributions by the Class A Members.  Additional Capital Contributions shall be made by such Class A Members to the Company pro rata in accordance with their Percentage Interests.  Any such additional Capital Contributions shall be made by the Class A Members within fifteen (15) days after such call by the Board is made; provided, however, in the event of an emergency, the Board may specify an earlier date for delivery of such additional Capital Contributions as may be reasonably necessary under the circumstances.  If a Class A Member elects not to make or otherwise fails to make an additional Capital Contribution pursuant to this Section 2.2(c)(ii) when due (such a Class A Member is herein referred to as a “Non-Contributing Member”), notice shall be given to the Non-Contributing Member by the Board.  If the full amount of such Capital Contribution is not received by the Company within three (3) Business Days after the Non-Contributing Member’s receipt of such notice, the other Class A Members shall have the option, but not the obligation, to make the Non-Contributing Member’s Capital Contribution. Any such payment shall be made by those Class A Members who elect to do so (such Class A Members are referred to as the “Contributing Members”), pro rata to the aggregate Percentage Interests of the Contributing Members or in such other proportions as they agree, and shall be treated as an additional Capital Contribution to the Company by the Contributing Members, unless the Contributing Members elect to put such additional funds into the Company as a loan, on the terms set forth in Section 2.2(c)(i)(A) above.  The Class A Members’ Class A Units shall be redetermined as of the date of such payment in the manner set forth in Section 2.2(c)(i)(B)

(d)

No Capital Contributions by Class B Members.  No Class B Member shall be required to make any Capital Contributions to the Company, and the Board shall not make a call for additional Capital Contributions by the Class B Members.

2.3

Loans.

(a)

Generally.  Subject to the other provisions hereof, the Board, from time to time, may cause the Company to borrow funds from any Person, including any Member or any Affiliate of a Member, for any Company purpose upon commercially reasonable terms.  No Member or any Affiliate of a Member shall be required or permitted to make any loans or otherwise lend any funds to the Company, except as approved by such Member and the Board.  No loans made by any Member or its Affiliate to the Company shall have any effect on such Member’s Percentage Interest (including without limitation the number of Units owned by the Member), such loans representing a debt of the Company payable or collectible solely from the assets of the Company, non-recourse to any Member (including a Manager), in accordance with the terms and conditions upon which such loans were made.

(b)

Member Guaranty Obligations; Indemnity for Obligations.

(i)

Guaranty of Obligations.   Each Class A Member agrees that in the event the Company borrows funds from a commercial lender or a Member or an Affiliate thereof, executes a lease or enters into any other financial obligations (“Obligations”) and such lender, lessor or other person requires that the Obligations be personally guaranteed, each Class A Member will, at the request of the Board, guarantee a portion thereof equal to such Class A Member’s Percentage Interest, which guarantee shall not be joint and several.  A Class A Member may, but shall not be required to, guarantee more than such Class A Member’s Percentage Interest.

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(ii)

Indemnity for Obligations.   Each Member agrees, for the benefit of the other Members, to: (A) pay its proportionate share of any Obligations that are personally guaranteed by all of the Members if called upon to do so by the applicable lender; and (B) indemnify and hold harmless all other Members to the extent of any payments of such guaranteed indebtedness made by any of the other Members that are attributable to the indemnifying Member’s proportionate share thereof. For the purposes of this Section 2.3(b)(ii), “proportionate share” shall mean such indemnifying Member’s Percentage Interest at the time the Member to be indemnified pays a portion of such guaranteed Obligations that is attributable to the indemnifying Member. The provisions of this Section 2.3(b)(ii) are for the benefit of the Members only and no third party is or is intended to be benefited hereby.

(iii)

LIMITATION.  NOTWITHSTANDING THE PROVISIONS OF SECTION 2.3(b), ANY LOAN TO THE COMPANY BY ANY MEMBER NOT (A) HAVING AUTHORIZATION IN WRITING BY THE BOARD, (B) EVIDENCED BY A PROMISSORY NOTE FOR THE SPECIFIC AMOUNT WITH REPAYMENT TERMS SPECIFICALLY DEFINED IN THE NOTE AND (C) EXECUTED ON BEHALF OF THE COMPANY BY THE BOARD SHALL NOT BE A DEBT OF THE COMPANY NOR A LIABILITY OF ANY MEMBER, EXCEPT, IF A CLASS A MEMBER SHOWS IT WAS MADE WITH ACTUAL KNOWLEDGE AND APPROVAL OF THE OTHER CLASS A MEMBERS, IT SHALL BE REPAYABLE AS A LOAN PRIOR TO DISTRIBUTIONS OF CAPITAL.

2.4

Withdrawal; Reduction of Members’ Capital Contributions.  No Member shall be entitled to withdraw any part of such Member’s Capital Contributions or to receive any distribution except as expressly provided herein and no Member shall have the right to receive property other than cash.  Except as otherwise provided herein, no Member shall have priority over any other Member as to the return of any Capital Contributions or the right to receive any distributions from the Company other than in the form of cash.

2.5

No Interest on Capital Contributions.  Members shall not be paid interest on their Capital Contributions.

2.6

Return of Capital Contributions.  Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Capital Contribution.

2.7

Form of Return of Capital.  If a Member is entitled to receive a return of a Capital Contribution hereunder, the Member shall not have the right to receive any form of consideration other than cash in return of such Member’s Capital Contribution.

2.8

Nature of Interest; Prohibition on Pledge.  The Units shall for all purposes be personal property.  As provided in Section 1.9 above, no Member has any interest in specific Company property.  Each Member hereby waives any and all rights such Person may have to initiate or maintain any suit or action for partition of the Company’s assets.  A Member shall be permitted to pledge his, her or its Units as collateral for a loan or for any other purpose, provided that in the event of default as to such pledge with respect to which the pledgee exercises its rights thereunder, the pledgee (and any transferee thereof) shall automatically become solely an Economic Interest Owner and cease to have any rights hereunder with respect to the management of the Company, including, without limitation, the right to appoint Managers pursuant to Section 3.4(a) below.

2.9

Capital Accounts.  A capital account shall be established and maintained for each Member in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations (each, a “Capital Account”).  Each Member’s Capital Account shall be increased by (a) the amount of money contributed by such Member to the Company, (b) the Fair Market Value of property contributed by such Member to the Company (net of liabilities secured by the contributed property that the Company is

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considered to assume or take subject to under Section 752 of the Code), and (c) allocations to such Member of Net Profits and items of income and gain specially allocated to such Member under Section 6.3.  Each Member’s Capital Account shall be decreased by (i) the amount of money distributed to such Member by the Company, (ii) the Fair Market Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to such Member of Net Losses and items of loss and deduction specially allocated to such Member under Section 6.3.  The Capital Accounts also shall be maintained and adjusted as permitted by the provisions of Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations and as required by the other provisions of Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(4) of the Treasury Regulations.  On the Transfer of all or a portion of a Member’s Units, the Capital Account of the transferor that is attributable to the transferred Units shall carry over to the transferee Member in accordance with the provisions of Section 1.704-1(b)(2)(iv)(1) of the Treasury Regulations.  For purposes hereof, the Fair Market Value of any property shall be such amount as is determined by the Board.

2.10

Negative Capital Accounts.  No Member shall be required to pay to any other Member or the Company any deficit or negative balance that may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

ARTICLE III

MANAGEMENT OF THE COMPANY

3.1

Management by the Board.

(a)

General.  Subject to the other terms of this Agreement (including, without limitation, Section 3.4(a)(iii) below), (i) the business and affairs of the Company and its subsidiaries shall be managed exclusively by the Board of Managers of the Company (the “Board”) and (ii) the Board shall have full, absolute and complete discretion to manage and control the business and affairs of the Company and its subsidiaries, to make all decisions affecting the business and affairs of the Company, to take all actions, and to consent or withhold consent with respect to any matter it deems necessary or appropriate to accomplish the purposes and direct the business and affairs of the Company and its subsidiaries. The Board shall approve all franchisees of the Bad Daddy’s System and the territory to be developed thereby.  The Board shall have the right to delegate such authority from time to time and to such parties as it shall deem appropriate.  It is the intention of the Members that, subject to the other terms of this Agreement, the Board’s powers be as broad as the Act may now or hereafter envision, and that any powers that may be confirmed only by contract are deemed to be explicitly conferred to the Board hereby.

(b)

Authority to Bind the Company.  Subject to the other terms of this Agreement, the Board shall have the sole power and authority to bind the Company and no Member shall have any authority to bind the Company.  In furtherance thereof, all contracts, agreements and other documents or instruments affecting or relating to the business and affairs of the Company may be executed on the Company’s behalf only by a Manager or a duly authorized officer appointed by the Board pursuant to Section 3.2 hereof (provided in each case that the requisite Board approval with respect thereto has been secured in accordance with this Agreement).

3.2

Officers.  The Board may appoint in writing, from time to time, such officers of the Company as the Board deems necessary or advisable, each of whom shall have such title, powers, authority and responsibilities (including without limitation, the power and authority to sign documents on behalf of the Company) as are delegated by the Board from time to time; provided, however, that the Board may only delegate power, authority and responsibility as is granted by this Agreement to the Board and in no event shall any officer of the Company have any power, authority or responsibility in excess of that of the Board.  Each such officer shall be subject to removal by the Board in the Board’s sole and absolute discretion, with

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or without cause, provided that for so long as the Management Agreement is in effect, and provided that they are then employed by the Company or Good Times, Boyd Hoback and Scott Somes may be removed from the offices set forth below only for Cause.  The officers of the Company may include, but shall not be limited to the following: Chairman, Chief Executive Officer and President whose responsibilities shall include overseeing the execution of the Business Plan, formulating long term strategy and plans for franchising growth for the Company for approval by the Board, upon the request of the Board arranging financing for the Company, and the general direction of the other officers and employees of the Company, Chief Financial Officer, Chief Operating Officer whose responsibilities shall include overseeing the day-to-day operations of the Company and executing the Business Plan, Vice Presidents, Controller and Secretary.  The officers of the Company as of the Effective Date shall be the following to serve until his or her resignation, removal, death or Disability:

Dennis Thompson

Co-Chairman

Frank Scibelli

Co-Chairman

Boyd Hoback

Chief Executive Officer

Scott Somes

Chief Operating Officer

3.3

Management Services.  On the Effective Date, the Company and Good Times shall enter into the Management Agreement in the form attached hereto as Exhibit A, pursuant to which Good Times shall provide to the Company certain management, administrative, accounting and back office services to the Company in exchange for a management fee, payable in accordance with the terms of the Management Agreement.  Notwithstanding anything to the contrary set forth herein, all decisions made with respect to the Management Agreement and/or Good Times performance thereunder, including the right to terminate the Management Agreement in accordance with its terms, shall be made by a majority of the Board.

3.4

Board of Managers.

(a)

Duties of the Managers.

(i)

Duties.  As of the Effective Date, there shall be five (5) Managers.  The number of Managers of the Company shall be fixed from time to time by the vote of a Majority Interest of the Members, but in no instance shall there be less than one (1) Manager.  Each Manager shall devote whatever time, effort and skill as he or she reasonably believes is required to fulfill such Manager’s obligations under this Agreement and shall act in a manner such Manager determines, in good faith, to be in the best interests of the Company and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

(ii)

Manager’s Time and Effort; No Conflicts on Restrictions or Other Activities.  Subject to Section  4.8 below, (A) each Manager and his, her or its Affiliates may engage or invest in, and devote his, her or its time to, any other business venture or activity of any nature and description (independently or with others), including without limitation, those that may compete with any aspect of the business of the Company and (B) such Manager and his, her or its Affiliates acting on his, her or its own behalf may engage in whatever activities such Person chooses without having or incurring any obligation to offer any interest in such activities to the Company or any Member or require any Member to permit the Company or any Member to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.  Notwithstanding the foregoing, no Manager shall engage in the ownership or operation of a casual full-service restaurant which has a full-service bar and as to which more than fifteen percent (15%) of its revenues are from hamburgers; provided, however, the foregoing shall not prohibit or otherwise limit Dennis Thompson’s indirect ownership of BT’s Burger Joint in the amounts currently owned thereby.

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(iii)

Management of Day to Day Affairs.  Notwithstanding the other provisions of this Article III, for so long as the Management Agreement is in effect, Good Times shall manage the day-to-day operations of the Company within the guidelines set forth in a business plan of the Company prepared by the Board on a Fiscal Year basis (each, a “Business Plan”).  The Business Plan shall set forth all material activities of the Company in reasonable detail and provide a budget and specify strategic plans of the Company for the ensuing Fiscal Year. The initial Business Plan with respect to the 2013 Fiscal Year shall be prepared and approved by the Board within thirty (30) days following the date hereof.  The Business Plan with respect to each Fiscal Year after the 2013 Fiscal Year shall be prepared by the Board within thirty (30) days prior to the first day of the Fiscal Year covered thereby.  The Board shall exercise reasonable best efforts to approve such Business Plan prior to the commencement of the Fiscal Year covered thereby.  If the Business Plan is not approved by the Board prior to the commencement of the Fiscal Year covered thereby, the Business Plan for the preceding Fiscal Year shall control.  During the period in which Good Times is responsible for the day-to-day operations of the Company, Good Times shall be required to obtain the approval of the Board with respect to (A) any single capital or operating expenditure of the Company, if such expenditure is not expressly provided for in the Business Plan adopted and applicable for the respective Fiscal Year and exceeds $20,000 in the aggregate for that particular Fiscal Year, or (B) any action outside of the ordinary course of business of the Company that is not expressly described in the then current Business Plan, prior to taking any such action.  Good Times shall prepare and distribute to the Board within fifteen (15) business days after the end of each calendar month a report containing such information as is requested by the Board, relating to the day-to-day operations of the Company, and shall promptly on an ongoing basis provide such information, copies of books, records or other materials, or data as the Board may request.  Notwithstanding the foregoing, to the extent any questions arise in the day-to-day operations of the Company with respect to the implementation and/or details of the Bad Daddy’s System, including the look and feel of a particular Restaurant, Good Times shall resolve such questions in accordance with instructions from BDI.

(b)

Composition of the Board.

(i)

The  Board shall be comprised of five (5) Managers appointed as follows:

(A)

BDI shall have the right to appoint, and each Class A Member hereby agrees to vote at any regular or special meeting of the Members (or give written consent with respect thereto) all Class A Units then owned thereby (or as to which such Class A Member then has voting power) in favor of, three (3) Managers nominated by BDI (the “BDI Managers”).  The BDI Managers as of the Effective Date shall be Dennis Thompson, Frank Scibelli and Eric Fenner.

(B)

Good Times shall have the right to appoint, and each Class A Member hereby agrees to vote at any regular or special meeting of the Members (or give written consent with respect thereto) all Class A Units then owned thereby (or as to which such Class A Member then has voting power) in favor of, two (2) Managers nominated by Good Times (the “Good Times Managers”). The Good Times Managers as of the Effective Date shall be Boyd Hoback and Alan Teran.

(C)

Notwithstanding anything set forth above to the contrary, in the event that for any reason Good Times becomes and remains the owner of more than fifty percent (50%) of the Class A Units then outstanding, there shall thereafter be three (3) Managers appointed by Good Times and two (2) Managers appointed by BDI.

(ii)

Removal.  Subject to, and as limited by the express provisions of this Agreement, a Manager may only be removed by (A) the Class A Member appointing such Manager or (B) for Cause, as determined in good faith by the Board.  On all matters relating to the removal of one or more Managers of the Company, each Class A Member shall vote at regular or special meetings of the

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Members (or give written consent with respect thereto) all Class A Units then owned (or as to which such Member then has voting power) as may be necessary to remove from the Board any Manager selected for removal as set forth above in the preceding sentence.  Any vacancy created by such removal shall be filled pursuant to Section 3.4(b)(i). No Manager appointed pursuant to Section 3.4(b)(i) may be removed other than for Cause without the vote or written consent of the Member entitled to nominate such Manager pursuant to Section 3.4(b)(i). In the event of the resignation, death or disqualification of a Manager, the Member entitled to designate such Manager shall promptly nominate a new Manager in accordance with Section 3.4(b)(i), and each Class A Member shall promptly vote his, her or its Class A Units to elect such nominee to the Board.

(iii)

Term of Office; Resignation.  Each Manager shall hold office until such Manager’s successor is appointed as provided above or until such Manager’s earlier resignation, removal, death or Disability.  Any Manager of the Company may resign at any time by giving written notice to the Board.  The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Subject to, and as limited by the express provisions of this Agreement, only the Member who appointed such Manager may fill any vacancy or vacancies in the Board caused by any such resignation.  However, the successor Manager must be approved by vote of a Majority Interest.  Managers need not be residents of the State of North Carolina or Members of the Company.

(c)

Meetings of the Board.

(i)

Meetings of the Board shall be held at least quarterly, unless otherwise approved by the Board, and may be held at such place, within or without the State of North Carolina, designated by any three (3) Managers and of which all Managers are given not less than 48 hours’ notice.  Managers may participate in a meeting of the Board in person or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.  Subject to Section 3.4(d) below, at any meeting of the Board, the vote of a majority of the Managers, whether or not present at such meetings, shall be necessary to take any action.  For such purpose, each Manager shall have one vote.

(ii)

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if the requisite number of Managers required to otherwise take such action pursuant to the terms of this Agreement consent to the action in writing, provided that notice of such action was provided by the Board to all members of the Board prior to such action being consented to.  All written consents shall be filed with the minutes of the proceedings of the Board.

(d)

Limitations on Authority of the Managers.  In addition to such other limitations as may be expressly imposed upon the Managers pursuant to any other provisions of this Agreement, no Manager shall be authorized to undertake any of the following without the prior written consent of all Class A Members, unless such action shall have been specifically authorized in the then current Business Plan:

(i)

Make any distributions of Net Available Cash prior to the date that is the third (3rd) anniversary of the Effective Date (other than distributions pursuant to Section 5.2 below);

(ii)

Borrow money for the Company from banks, other lending institutions, any Manager, Member, or Affiliates of any Manager or Member (other than as expressly contemplated by Section 2.2(c)), and/or hypothecate, encumber, and grant security interests in the assets of the Company to secure repayment of the borrowed sums;

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(iii)

Approve or effect the merger of the Company with another Entity or sell substantially all of the assets of the Company (except as otherwise contemplated by Section 8.6 hereof);

(iv)

Change the nature of the business conducted by the Company;

(v)

Dissolve, liquidate or wind-up the Company;

(vi)

File a voluntary petition in bankruptcy on behalf of the Company or any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for the Company under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors;

(vii)

Terminate the Management Agreement during the first three (3) years following the Effective Date other than upon a breach or default by Good Times under the terms thereof that is not cured within the period provided therein, if any; and

(viii)

Admission of a new Member (other than pursuant to a Transfer made in accordance with Article VIII below).

(e)

Company Territories.  The Board shall meet from time to time and discuss those territories that it believes should be developed by the Company and its Members and their respective Affiliates and those that should be franchised.  In connection with the foregoing:

(i)

For so long as BD of Colorado LLC, a Colorado limited liability company to be formed promptly following the date hereof and majority owned by Good Times (“BD of Colorado”), is in full compliance with the Development Schedule set forth in that certain License Agreement of even date herewith, by and between the Company and BD of Colorado (the “Original BD of Colorado License”), (A) any franchise sale in the States of Colorado, Kansas and Arizona must be approved by at least a majority of the Board, including the Good Times Managers.  In the event the Good Times Managers elect not to approve a franchise prospect that (I) desires to develop a territory in such States through a reasonably acceptable development schedule, (II) is reasonably qualified for such opportunity and otherwise meets the Company’s new franchisee sales criteria, including possessing the requisite operating experience and net worth, and (III) has been approved by the BDI Managers, Good Times shall cause BD of Colorado to (x) execute a license agreement (substantially in the form of the Original BD of Colorado License) to develop the territory requested by such prospect within twelve (12) months following the date of such approval by the BDI Managers or, if multiple stores are to be developed, pursuant to a development schedule agreed upon by Good Times and BDI, and (y) pay the license fee applicable to that store number (as set forth in the Original BD of Colorado License); and (B) assuming the BD of Colorado Bad Daddy’s Restaurants then open are performing at least as well as the average franchisee-owned Bad Daddy’s then open, Good Times shall at any time have the right to develop territories in the States of Arizona and/or Kansas (to the extent that such territory is not then subject to development rights by or part of the protected territory of any third party) pursuant to a new license agreement with the Company (in substantially the form of the Original BD of Colorado License), provided that the development schedule proposed therefor by Good Times is demographically and otherwise comparable to the development schedule for Colorado and is approved by the Board, with such approval not to be unreasonably withheld. Notwithstanding the foregoing, the rights granted to BD of Colorado in this Section 3.4(e)(i) shall not apply with respect to those franchisee prospects with whom the Company is engaged in discussions with respect to the greater Kansas City area as of the date of this Agreement.

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(ii)

Any franchise sale in the States of North Carolina and Virginia and the greater Charleston, SC area must be approved by at least a majority of the Board, including the BDI Managers.  In the event the BDI Managers elect not to approve a franchise prospect that (A) desires to develop a territory in such States or metropolitan area, as applicable, (B) otherwise meets the Company’s new franchisee sales criteria, including possessing the requisite operating experience and net worth, and (C) has been approved by the Good Times Managers, BDI shall or shall cause an entity majority owned and controlled (directly or through majority owned and controlled subsidiaries), collectively, by BDI, Dennis Thompson and/or Frank Scibelli (a “BDI Entity”), to execute either (x) if the BDI Entity or any Affiliate thereof will manage the-day-to-day affairs of a Restaurant to be developed, a license agreement with BDI and a services agreement with the Company (substantially in the form of the agreements executed by Bad Daddy’s Burger Bar, LLC, a North Carolina limited liability company and wholly-owned subsidiary of BDI) (the “BDBB Form Agreements”), or (y) if the BDI Entity or any Affiliate thereof will not manage the-day-to-day affairs of a Restaurant to be developed, a license agreement with the Company substantially in the form of the license agreement entered into by Bad Daddy’s Burger Bar of Cary, LLC and the Company, as amended (the “Cary License”), in each case to develop the territory requested by such prospect within twelve (12) months following the date of such approval by the Good Times Managers or, if multiple stores are to be developed, pursuant to a development schedule agreed upon by Good Times and BDI.

(iii)

In the event BDI or a BDI Entity develops future Restaurants (which they can do at any time upon the approval of a majority of the Board), they shall be required to execute agreements substantially similar to (and with the same economic terms as) (A) the BDBB Form Agreements in connection therewith if they will manage the day-to-day affairs of the Restaurants to be developed or (B) the Cary License in connection therewith if they will not manage the day-to-day affairs of the Restaurants to be developed. In the event Good Times or its majority-owned and controlled subsidiaries, including BD of Colorado develop future Restaurants, they shall be required to execute agreements substantially similar to (and with the same economic terms (other than development rights) as) the Original BD of Colorado License in connection therewith.

Notwithstanding anything to the contrary set forth herein or in any other document related to the Restaurants, the parties agree that with respect to all Restaurants owned in whole or in part by BDI, such Restaurant shall not be required to implement and/or upgrade any technological, accounting or computing systems unless and until (a) such systems are approved by BDI, which approval shall not be unreasonably withheld, and (b) sufficient time (as reasonably determined by BDI) is provided for such implementation and/or upgrades to allow for appropriate cost and transition planning.

(f)

Good Times Public Filings.  As of the Effective Date, Good Times’ securities are publicly traded on Nasdaq Capital Markets, and in connection therewith Good Times is required to comply with the Securities Exchange Act of 1934 and the rules and regulations promulgated by the Securities Exchange Commission, as well as those of the exchange upon which its securities are listed.  Good Times hereby agrees that BDI shall be provided the opportunity to review, comment upon and approve any public filings or disclosures made thereby that disclose any information and/or make any statements about the Company, the Bad Daddy’s System or BDI.  Drafts of such filings or disclosures shall be provided to BDI as soon as reasonably practicable, but in any event at least two (2) Business Days prior to the date on which they are proposed to be publicly filed or made, as applicable, and BDI’s comments shall be due to Good Times within two (2) Business Days of its receipt thereof.

(g)

Compensation of Managers.  Except as provided in any written employment agreement or as approved by all Class A Members, Managers, as such, shall not receive any stated salary for their services, but shall receive reimbursement for out-of-pocket expenses related to attendance at

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each regular or special meeting of the Board and reasonably incurred when acting or conducting business on behalf of the Company.

3.5

Performance of Duties; No Liability of Managers.  No Member shall have any duty to the Company or any other Member of the Company except as expressly set forth herein or in other written agreements.  No Manager or officer shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud or intentional misconduct by such Manager or officer.  In performing his, her or its duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: one or more employees of the Company, any lawyer, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Board, or any other Person who, in the case of any of the foregoing, has been selected with reasonable care by or on behalf of the Company or the Board, in each case as to matters which such relying Person reasonably believes to be within such other Person’s competence.  The preceding sentence shall in no way limit any Person’s right to rely on such information to the extent provided in the Act.  No Member, Manager or officer shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, Manager or officer.

3.6

Transactions Between the Company and the Members. Notwithstanding that it may constitute a conflict of interest, but subject to the terms and conditions of this Agreement, the Members and the Managers and their respective Affiliates may engage in any transaction (including the purchase, sale, lease or exchange of any property, lending funds to the Company, or the rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the Company, provided it is approved by the Board and/or the Class A Members in accordance with the terms hereof.

3.7

Right to Indemnification.  Subject to the limitations and conditions as provided in this Article III, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or arbitrative, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, Manager or officer (together with any appeal thereof, a “Proceeding”) shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), liabilities, claims, damages, demands, fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry, or investigation (each a “Loss”); provided, however, that no indemnification shall be made in respect of any claim, issue or matter to the extent expressly prohibited by the Act.  Indemnification under this Article III shall continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity hereunder.  The Company may advance the amount of any expenses incurred in connection with a Proceeding to any Member, Manager or officer who is entitled to indemnification hereunder.  The rights granted pursuant to this Article III shall be deemed contract rights, and no amendment, modification or repeal of this Article III shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any such amendment, modification or repeal.

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3.8

Indemnification of Employees and Agents.  The Company, at the direction of the Board, may indemnify and advance expenses to an employee or agent of the Company (who is not a Member, Manager or officer) to the same extent and subject to the same conditions under which it shall indemnify and advance expenses under Section 3.7.

3.9

Nonexclusively of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article III shall not be exclusive of any other right that a Member or Manager, or other Person indemnified pursuant to this Article III, may have or hereafter acquire under any contract, law (common or statutory), or provision of this Agreement.

3.10

Savings Clause.  If this Article III or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article III as to costs, charges, and expenses (including reasonable attorneys’ fees and expenses), judgments, fines, and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry, or investigation to the full extent permitted by any applicable portion of this Article III that shall not have been invalidated and to the fullest extent permitted by applicable law.

3.11

Power of Attorney.

(a)

Grant of Power.  Each Member constitutes and appoints the Board as the Member’s true and lawful attorney-in-fact (“Attorney-in-Fact”), and in the Member’s name, place, and stead, to make, execute, sign, acknowledge, and file, with respect to the Company:

(i)

Articles of Organization consistent with this Agreement;

(ii)

all documents (including amendments to the Articles of Organization) which the Attorney-in-Fact deems appropriate to reflect any amendment, change, or modification of this Agreement that has been properly approved in accordance with Section 10.4 of this Agreement;

(iii)

any and all other certificates or other instruments required to be filed by the Company under the laws of the State of North Carolina or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of North Carolina;

(iv)

one or more applications to use an assumed name consistent with this Agreement; and

(v)

subject to the provisions of Section 9.1, all documents which may be required to dissolve and terminate the Company and to cancel its Articles of Organization.

(b)

Irrevocability.  The foregoing power of attorney is irrevocable and is coupled with an interest, and, to the extent permitted by applicable law, shall survive the death or Disability of a Member or the Transfer of a Unit, except that if the transferee of such Unit is approved for admission as a substituted Member pursuant to Section 8.2, this power of attorney granted by the transferor shall survive the delivery of the assignment for the sole purpose of enabling the Attorney-in-Fact to execute, acknowledge and file any documents needed to effectuate the substitution.

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ARTICLE IV

RIGHTS, OBLIGATIONS AND ACTIONS OF MEMBERS

4.1

Limited Participation in Management by Members.  Except as otherwise expressly provided in this Agreement, no Member shall participate in the management of the Company or have any control over the Company or its business or have any right or authority to act for or to bind the Company.  Except as expressly provided in this Agreement, no Member shall have the right to vote on or consent to any other matter, act, decision or document involving the Company or its business.

4.2

Actions/Consents by the Members.  Except as otherwise set forth herein, in any instance where any approval, election, consent, designation, vote, action or determination of the Members is expressly required or provided for in this Agreement (a “Member Action”), such Member Action may be taken either (a) at a meeting of the Members where Class A Members owning a Majority Interest affirmatively vote to approve such Member Action or (b) may be taken without a meeting if the Member Action is evidenced by one or more written consents describing the Member Action taken signed by a Majority Interest, provided that a copy of such proposed Member Action is promptly provided to all Members after such Member Action being consented to.  All written consents shall be filed with the minutes of the proceedings of the Members.  Such Member Action without a meeting will be effective when the Class A Members required to approve such Member Action have signed the consent(s), unless the consent(s) specifies(y) a different effective date.  The execution and delivery of any document or consent by any Person with apparent authority to act for or on behalf of a Member shall be conclusive evidence of the authorization to the Company, its other Members and the Board, and any third party shall be authorized to rely conclusively thereon.  Unless otherwise expressly provided herein with respect to any specific matter, any Member Action shall require the approval of a Majority Interest of the Class A Members.   Notwithstanding anything to the contrary in the Act or other applicable law, in no event shall any Member Action require the approval of any particular class of Units, it being understood that each Class A Unit is entitled to one (1) vote per Class A Unit and the Class B Units are non-voting.

4.3

Meetings.  The provisions of this Section 4.3 shall apply to meetings of Members or to a specified class (or classes) of Members.

(a)

Calling Meetings.  Meetings of Members shall be called by the Board only when the Board deems necessary or by a Class A Member.  Any such meeting shall be held at the principal place of business of the Company, or at such other location as determined by the Board, or may be held in part or in whole telephonically.

(b)

Proxies.  At all meetings of Members, a Class A Member may vote in person or by proxy.  A Class A Member may appoint a proxy by executing a writing which authorizes another Person or Persons to vote or otherwise act on the Class A Member’s behalf.  Such writing shall be filed with the Board before or at the time of the meeting.

(c)

Notice of Meetings.  The Board shall use its reasonable efforts to provide each Member with at least two (2) days’ notice of a meeting of the Members.  Such notice shall contain the date, time and place of such meeting, but need not state the purpose for the meeting.  The failure of a Member to obtain notice of a meeting shall not void any Member Action taken at such meeting so long as the required approval of the Member Action at such meeting is obtained in accordance with Section 4.2.

(d)

Telephonic Participation.  Representatives of the Class A Members may participate in any meetings of the Members telephonically or through other similar communications equipment, as long as the representative of each Member participating in the meeting can hear one another.  Participation in a

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meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.

4.4

Limitation on Liability.  Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law.

4.5

No Liability for Company Obligations.  Except as expressly set forth herein, no Member will have any personal liability for any debts or losses of the Company.

4.6

Withdrawal or Dissociation.  The Members expressly agree that by virtue of this Section 4.6, any right granted by Section 57C-5-06 of the Act to withdraw shall not apply.  If, notwithstanding any other portion of this Section 4.6, a Member withdraws or dissociates from the Company prior to the Transfer of all of the Member’s Units pursuant to this Agreement or dissolution of the Company pursuant to this Agreement, then such Member shall not be entitled to any distributions from the Company as a result of such withdrawal or dissociation.

4.7

Confidentiality.  Each Member agrees, during the term of such Member’s association with the Company and for a period of three (3) years thereafter, all non-public information received from or otherwise relating to the Company shall be confidential, and shall not be disclosed or otherwise released to any other Person (other than another Member or its agents), without the written approval of the Board.  Accordingly, each Member shall, and shall cause its agents and attorneys to, hold in confidence all such information; provided, however, that nothing in this Section 4.7 shall prohibit disclosure of any information in any court filings reasonably necessary for a Member to assert legal rights and remedies with respect to the Company and the Member’s Units.   The obligations under this provision shall be in addition to any other obligations of confidentiality a Person may have arising from another agreement or capacity.

4.8

Injunctive Relief.  Each Member expressly agrees that the provisions of Sections 2.8 and 4.7 are a reasonable effort to protect the mutual interests of the Members in the growth and development of the Company and their Units and that breach of any such provisions would work substantial harm to the Company.  In the event that any Member shall breach or attempt to breach any of the provisions of Section 2.8 or 4.7, then the Board, in addition to all rights and remedies the Company may have, at law and/or in equity, shall be entitled to a decree or order restraining and enjoining such breach and the offending party shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law shall be an inadequate remedy for a breach or threatened breach or violation of the provisions of Section 2.8 or 4.7.

ARTICLE V

DISTRIBUTIONS

5.1

Distributions.

(a)

Net Available Cash. Subject to the provisions of this Article V, Net Available Cash shall be distributed to the Members, as and when determined by the Board, in accordance with their respective Percentage Interests; provided, however, that, other than distributions pursuant to Section 5.2 below, Net Available Cash shall not be distributed to the Members prior to the date that is the third (3rd) anniversary of the Effective Date, unless the Class A Members otherwise unanimously agree upon any such distributions.

(b)

Net Capital Proceeds.  Subject to the provisions of this Article V, Net Capital Proceeds shall be distributed to the Members as follows:

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(i)

First, to the Class A Members until the Class A Members’ Unreturned Capital Contributions have been reduced to zero, shared between the Class A Members pro rata in accordance with each Class A Member’s Unreturned Capital Contributions; and

(ii)

Thereafter, to the Members in accordance with their respective Percentage Interests.

(c)

No Distributions to Class B Members.  Unless otherwise provided in the Grant Agreement pursuant to which the Company issued Class B Units, each holder of Class B Units shall not be entitled to receive distributions pursuant to Section 5.1(b) until such time as the amount of distributions pursuant to Section 5.1(b) made by the Company after the issuance of such Class B Units has exceeded the Benchmark Amount applicable to such Class B Units, after which this proviso shall not apply with respect to such Class B Unit.

5.2.

Distributions with Respect to Tax.

(a)

Notwithstanding Section 5.1 or any other provision of this Agreement, but subject to the availability of cash as determined by the Board, the Company shall, prior to any distributions pursuant to Section 5.1, distribute to each Member an amount equal to such Member’s Tax Distribution to enable the Members to pay federal, state and local income taxes arising from their ownership of Units during a Taxable Year; provided, however, in no event shall the Company make Tax Distributions if such Tax Distributions would cause the Company to be in violation of any agreement to which it is a party.

(b)

The amount distributable to a Member pursuant to Section 5.2(a) with respect to a Taxable Year of the Company shall be equal to the product of (i) the excess of (A) the cumulative Net Profits allocated to such Member pursuant to Article VI (but not including any allocation of taxable income (or other corresponding items) as a result of book/tax differences under Section 704(c) of the Code) and as to which the Members are subject to tax over (B) the cumulative Net Losses (including any items of losses, deductions and expenses that are specially allocated to such Member under Section 6.3), if any, theretofore allocated to such Member from the Company from the Effective Date through the end of such Taxable Year and not previously applied for purposes of this Section 5.2(b)(i)(B), and (ii) the Assumed Tax Rate (a “Tax Distribution”).

(c)

Any and all Tax Distributions shall be paid with respect to any Taxable Year of the Company on each April 10, June 10 and September 10 of such Taxable Year, and each January 10 following such Taxable Year, to allow the Members to pay their estimated income tax liability (based on the Board’s good faith estimate of the taxable income of the Company for the current Taxable Year, the amount of such taxable income to be allocated to each Member in accordance with Article VI, and the amount of the Tax Distribution which each Member is entitled pursuant to Section 5.2(b)), with any additional Tax Distribution (based on the actual taxable income of the Company for such Taxable Year that is allocated to each Member) to be paid no later than April 10 following such Taxable Year.

(d)

Notwithstanding anything to the contrary contained in this Agreement: (i) Tax Distributions made under this Section 5.2 shall reduce amounts otherwise distributable pursuant to Section 5.1(a), 5.1(b), and 9.3(d), and shall be taken into account as distributions pursuant to this Agreement for purposes of determining a Class A Member’s Unreturned Capital Contribution and (ii) distributions to a Member pursuant to this Agreement shall be deemed to be Tax Distributions made pursuant to this Section 5.2 in an amount equal to the aggregate amount of all Tax Distributions otherwise distributable (calculated pursuant to Section 5.2(b)) to such Member pursuant to this Section 5.2 from the Effective Date.

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5.3

Distributions upon Liquidation.  Upon a final liquidation of the Company, all Company assets shall be distributed to the Members in accordance with Section 9.3 of this Agreement.

5.4

Withholding.  Unless treated as a Tax Payment Loan, any amount paid by the Company for or with respect to any Person (including a Foreign Person) on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Company pursuant to the Code, the Treasury Regulations, or any state or local statute, regulation or ordinance requiring such payment (a “Withholding Tax Act”) shall be treated as a distribution to such Member for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation.  To the extent that the amount required to be remitted by the Company under the Withholding Tax Act exceeds the amount then otherwise distributable to such Member, the excess shall constitute a loan from the Company to such Member (a “Tax Payment Loan”) which shall be payable upon demand and shall bear interest, from the date that the Company makes the payment to the relevant taxing authority, at LIBOR (three month) plus 3%, compounded monthly.  So long as any Tax Payment Loan or the interest thereon remains unpaid, the Company shall make future distributions due to such Member under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Member and then to the repayment of the principal of all Tax Payment Loans of such Member, provided that any unpaid interest on a Tax Payment Loan shall be paid in full no later than each anniversary date of the payment to the relevant taxing authority.

The Board shall have the authority to take all actions necessary to enable the Company to comply with the provisions of any Withholding Tax Act applicable to the Company and to carry out the provisions of this Section 5.4.  Nothing in this Section 5.4 shall create any obligation on the part of the Board or the Members to advance funds to the Company or to borrow funds from third parties in order to make any payments on account of any liability of the Company under a Withholding Tax Act.

5.5

Limitation on Distributions.  No distributions shall be made by the Company if, after giving effect to the distribution, either (a) the Company would not be able to pay its debts as they become due in the usual course of business, or (b) the Company’s total assets would be less than the sum of its total liabilities.  This Section 5.5 is intended to limit distributions only to the minimum extent required by Section 57C-4-06 of the Act and shall be interpreted and applied in a manner consistent with such intent.

ARTICLE VI

ALLOCATIONS

6.1

Net Losses.  After making any special allocations required by Section 6.3, Net Losses for each Fiscal Year (and each item of loss and deduction entering into the computation thereof) shall be allocated among the Members (and debited to their respective Capital Accounts) in the following order and priority:

(a)

First, to the Members, until the cumulative Net Losses allocated pursuant to this Section 6.1(a) are equal to the cumulative Net Profits, if any, previously allocated to the Members pursuant to Section 6.2(d) for all prior periods in proportion to the Members’ respective shares of the Net Profits being offset;

(b)

Second, to the Class A Members, in accordance with and in proportion to their Unreturned Capital Contribution as of the end of the period to which the allocation of Net Losses under this Section 6.1(b) relates; and

(c)

Third, to the Members in accordance with their respective Percentage Interests.

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(d)

Net Losses allocated in accordance with subparagraphs (a), (b), or (c) of this Section 6.1 to the Capital Account of any Member shall not exceed the maximum amount of Net Losses that can be so allocated without creating a deficit balance in such Member’s Adjusted Capital Account.  This limitation shall be applied individually with respect to each Member in order to permit the allocation pursuant to this Section 6.1(d) of the maximum amount of Net Losses permissible under Treasury Regulations Section 1.704-1(b)(2)(ii)(d).  All Net Losses in excess of the limitation set forth in this Section 6.1(d) shall be allocated solely to those Members that bear the economic risk for such additional Net Losses within the meaning of Section 704(b) of the Code and the Regulations thereunder.  If it is necessary to allocate Net Losses under the preceding sentence, the Board shall, in accordance with the Regulations promulgated under Section 704(b) of the Code, determine those Members that bear the economic risk for such additional Net Losses.

6.2

Net Profits.  After making any special allocations required by Section 6.3, Net Profits for each Fiscal Year (and each item of income and gain entering into the computation thereof) shall be allocated among the Members (and credited to their respective Capital Accounts) in the following order and priority:

(a)

First, to the Members, until the cumulative Net Profits allocated pursuant to this Section 6.2(a) are equal to the cumulative Net Losses, if any, previously allocated to the Members pursuant to Section 6.1(d) for all prior periods in proportion to the Members’ respective shares of the Net Losses being offset;

(b)

Second, to the Members, until the cumulative Net Profits allocated pursuant to this Section 6.2(b) are equal to the cumulative Net Losses, if any, previously allocated to the Members pursuant to Section 6.1(c) for all prior periods in proportion to the Members’ respective shares of the Net Losses being offset;

(c)

Third, to the Members, until the cumulative Net Profits allocated pursuant to this Section 6.2(c) are equal to the cumulative Net Losses, if any, previously allocated to the Members pursuant to Section 6.1(b) for all prior periods in proportion to the Members’ respective shares of the Net Losses being offset; and

(d)

Fourth, to the Members, in accordance with their respective Percentage Interests.

6.3

Special Allocations.  Prior to making any allocations pursuant to Sections 6.1 or 6.2, the following special allocations shall be made each Allocation Period, to the extent required, in the following order:

(a)

Minimum Gain Chargeback; Qualified Income Offset.  Items of Company income and gain shall be allocated for any Allocation Period to the extent, and in an amount sufficient to satisfy the “minimum gain chargeback” requirements of Treasury Regulation Section 1.704-2(f) and (i)(4) and the “qualified income offset” requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

(b)

Member Nonrecourse Deductions and Nonrecourse Deductions.  Member Nonrecourse Deductions shall be allocated to the Member who bears the economic risk of loss associated with such deductions, in accordance with Treasury Regulation Section 1.704-2(i).  Nonrecourse Deductions shall be allocated to the Members pursuant to their respective Percentage Interests.

(c)

Certain Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the

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basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4).

(d)

Curative Allocations.  The allocations set forth in Sections 6.3(a) through 6.3(c) and the last two sentences of Section 6.1 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 6.3(d).  Therefore, notwithstanding any other provision of this Section 6.3 (other than the Regulatory Allocations), such offsetting special allocations of Company income, gain, loss, or deduction shall be made in whatever manner the Board determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 6.1 and 6.2 and Section 6.3(e).  In making such allocations, the Board shall take into account future Regulatory Allocations under Section 6.3(a) that, although not yet made, are likely to be made in the future and offset other Regulatory Allocations previously made under Section 6.3(b).

(e)

Special Allocations Upon Liquidation of the Company.  With respect to the Allocation Period in which occurs the final liquidation of the Company in accordance with Article IX or in which there is a Sale of the Company, if, after tentatively making all allocations pursuant to this Agreement other than this Section 6.3(e), the positive Capital Account balances of the Members do not equal the amounts that the Members would receive if all remaining Company assets were distributed to them pursuant to Section 5.1(b), then items of Company income, gain, loss and deduction for such Allocation Period shall be specially allocated among the Members pursuant to this Section 6.3(e) in such amounts and priorities as are necessary so that after making all allocations pursuant to this Article VI the positive Capital Account balances of the Members equal the amounts that would be so distributed to each of them.  For purposes of this Section 6.3(e), a Member’s Capital Account balance shall be deemed to be increased for any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Sections 1.704-2(g)(1) and -2(i)(5) of the Treasury Regulations.  To the extent the allocations and adjustments described in this Section 6.3(e) are not sufficient to cause the Capital Accounts of each Members to equal the amount of the distributions such Member would receive pursuant to Section 5.1(b) assuming that this Section 6.3(e) were not part of the Agreement, then the Board may specially allocate items of Company income, gain, loss and deduction for prior Allocation Periods among the Members pursuant to this Section 6.3(e) in such amounts and priorities as are necessary so that after making all allocations pursuant to this Article VI the positive Capital Account balances of the Members equal the amounts that would be so distributed to each of them.

(f)

Taxable Issuances of Units.  Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of any Units (the “Issuance Items”), shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

(g)

For purposes of determining the Members’ proportionate share of “excess nonrecourse liabilities” of the Company within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations, their respective interests in Member profits shall be in the same percentage as their Percentage Interests.

6.4

Other Allocation Rules.

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(a)

Tax/Book Differences.  If the Gross Asset Value of any Company property, as determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f) and the definition of Gross Asset Value in Article XI, differs from the adjusted tax basis of such property, then allocations with respect to such property for income tax purposes shall be made in a manner which takes into consideration differences between such Gross Asset Value and such adjusted tax basis in accordance with Section 704(c) of the Code, the Treasury Regulations promulgated thereunder and Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(4). Such allocations for income tax purposes shall be made using such method(s) permitted pursuant to such provisions which the Board, in its sole and absolute discretion, selects.  Such tax allocations shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses or other items of income, gain, loss or deduction, or distributions pursuant to any provision of this Agreement.  Any allocations with respect to any such property for purposes of maintaining the Members’ Capital Accounts, and the determination of Net Profits and Net Losses, shall be made by reference to the Gross Asset Value of such property, and not its adjusted tax basis, all in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(b)

Allocations of Items.  Any allocation to a Member of Net Profits and Net Losses shall be treated as an allocation to such Member of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profits and Net Losses.  Unless otherwise specified herein to the contrary, any allocation to a Member of items of Company income, gain, loss, deduction or credit (or item thereof) shall be treated as an allocation of a pro rata portion of each item of Company income, gain, loss, deduction or credit (or item thereof).

(c)

Prohibition Against Retroactive Allocations.  Notwithstanding anything in this Agreement to the contrary, no Member or Economic Interest Owner shall be allocated any income, loss or credit attributable to a period prior to his or its acquisition of a Unit.  In the event that a Member or Economic Interest Owner Transfers all or a portion of his or its Unit(s), or if there is a reduction in a Member’s or Economic Interest Owner’s Percentage Interest due to the admission of new Members or Economic Interest Owners or otherwise, each Member’s and Economic Interest Owner’s share of Company items of income, loss, credit, etc., shall be determined by taking into account each Member’s and Economic Interest Owner’s varying Percentage Interests during the Allocation Period in accordance with Section 706 of the Code.

(d)

Consent and Tax Reporting.  The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their Units of Company income and loss for income tax purposes.

6.5

Profits Interest Allocations.  Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii), the grant of a Class B Unit to an employee or independent contractor in connection with the performance of services for the Company is an event pursuant to which the Company may revalue assets to their fair market values. In furtherance of the foregoing, the Board may, immediately prior to the grant of any such Class B Unit, cause the Company to revalue its assets in the manner provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and adjust the existing Members’ Capital Accounts accordingly, and that the recipient shall not receive Capital Account credit in connection with the grant of a Class B Unit which is intended to be treated as a “profits interest”, except to the extent of the amounts, if any, paid for such Class B Unit.  In the event the Company does not revalue its assets in the manner provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) immediately prior to the grant of any such  Class B Unit, the Company may, upon consultation with its accountants, make subsequent special allocations of income or gains occurring after the relevant issuance of profits interests as if each issuance of profits interests had given rise to a valid election pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and as if the allocation of income or gains was subject to Treasury Regulations Section 1.704-1(b)(4)(i).

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ARTICLE VII

BOOKS, RECORDS AND TAX MATTERS

7.1

Covenants of the Company.  The Company shall deliver to each Member such financial statements and other information and provide to each Member such inspection rights as are required pursuant to the Act, provided that the Company shall not be obligated pursuant to this Section 7.1 to provide access to any information where and to the extent that the Company reasonably and in good faith believes that withholding such information is necessary (a) to preserve attorney-client, work product or similar privilege, (b) to protect information that it reasonably considers to be a trade secret or similar confidential information, or (c) to comply with the terms and conditions of confidentiality agreements with third parties.

7.2

Preparation of Tax Returns.  The Board shall arrange for the preparation and timely filing of all returns required to be filed by the Company and shall provide copies thereof and all related matters needed by any Member for the preparation of its tax returns to be promptly delivered to all Members.

7.3

Tax Year; Tax Elections.  The Taxable Year shall be the calendar year unless the Board shall determine otherwise in its sole discretion and in compliance with applicable laws.  The Board shall make or revoke any available election pursuant to the Code, including an election pursuant to Section 754 of the Code (“Section 754 Election”).  Each Member will upon request supply any information necessary to give proper effect to any and all such elections, and no Member shall take any action (other than a sale of Units permitted pursuant to this Agreement), which would cause the Company to forfeit the benefits of any tax election previously made or agreed to be made.

7.4

Tax Controversies. Good Times is hereby designated the Tax Matters Partner and is authorized and required to represent the Company with the advice of the Company’s tax advisors (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and reasonably incurred in connection therewith.  Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings.  The Tax Matters Partner shall be entitled to reimbursement by the Company for all expenses reasonably incurred by it in acting as the Tax Matters Partner.

7.5

Tax Allocations.  All matters concerning allocations for U.S. federal, state, and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the term of this Agreement shall be determined in good faith by the Board.

7.6

Banking.  All funds of the Company shall be deposited in such account or accounts as shall be designated from time to time by the Board.  All withdrawals from the Company bank accounts shall be made only upon check signed by a Manager (to the extent permitted hereunder) or by such Persons as the Board may designate from time to time.

ARTICLE VIII

TRANSFER OF UNITS

8.1

General Restrictions on Transfer of Units; Succession.

(a)

In General.  Each of the Members hereby covenants and agrees that it will not Transfer all or any part of its Units in the Company to any Person other than as permitted by this Article VIII.

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Any attempted Transfer by a Member of any Units, other than in accordance with this Article VIII, shall be, and is hereby declared, null and void ab initio.

(b)

Successors as to Economic Rights and Obligations.  References in this Agreement to Members shall also be deemed to constitute a reference to Economic Interest Owners solely where the provision relates to economic rights and obligations.  By way of illustration and not limitation, such provisions would include those regarding allocations and distributions.  A transferee of a Unit shall succeed to the transferor’s Capital Account to the extent related to the Unit transferred, regardless of whether such transferee becomes a Member.

(c)

Succession.  In the event of a Succession of any Units of a Member, the Successor shall become an Economic Interest Owner only, and shall not be entitled to participate in any decision in respect of the Company’s business, and shall have no right to require any information or accounting of any transactions of the Company, and such Successor shall not be entitled to vote, consent or object to any Company matter.  Such Successor shall only be entitled to the allocations and distributions its Predecessor was entitled to receive under this Agreement.

8.2

Permitted Transfers.

(a)

Unless otherwise expressly set forth herein, a Member shall not be permitted to Transfer any of its Units unless such Transfer is approved, prior to such Transfer, by all of the Members (other than the Transferring Member), provided, however, a Class A Member may Transfer its Units to an Affiliate and, with respect to BDI only, any partners, limited partners, members, stockholders or direct or indirect beneficial owners of such Member or Affiliate, without the consent of the other Class A Members and without complying with Section 8.4 below; provided further that if a Transfer otherwise permitted pursuant to the foregoing proviso would result in Dennis Thompson and Frank Scibelli, collectively, no longer controlling the collective vote of the Class A Units owned by BDI as of the date hereof, any such Transfer shall require the prior written consent of Good Times, not to be unreasonably withheld.

(b)

Notwithstanding Section 8.2(a) above, commencing on the date that is the third (3rd) anniversary of the Effective Date, either Class A Member shall be permitted to Transfer its Class A Units, subject to compliance with the provisions of this Section 8.2 and Section 8.4 below.

(c)

Notwithstanding the foregoing provisions of this Section 8.2, no Transfer shall be permitted hereunder unless the following are satisfied with respect to a proposed Transfer by the Transferring Member:

(i)

The transferee executes a written agreement, in the form and substance satisfactory to the Board, to assume all the duties and obligations of the Transferring Member under this Agreement and to be bound by and subject to all of the terms and conditions of this Agreement.

(ii)

Except where waived by the Board, an opinion of counsel satisfactory to the Board, obtained by and at the expense of the Transferring Member or the transferee, that such assignment is subject to an effective registration under, or exemption from the registration requirements of, the applicable state and federal securities laws.

(iii)

The Company receives from the transferee the information and agreements that the Board may reasonably require including, but not limited to, the transferee’s notice address, taxpayer identification number and any other information that may be required by any taxing authority.

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(iv)

Unless the transferee is an individual, the transferee provides the Board with evidence satisfactory to the Board of the authority of the transferee to become a Member and be bound by the terms and conditions of this Agreement.

(v)

Except where waived by the Board, with respect to any Permitted Transfer described in the proviso of Section 8.2(a) above, the Transferring Member shall in all events remain jointly and severally liable with the transferee for all the obligations associated with the Units Transferred unless and until there is a Permitted Transfer of the Units which is not described in such proviso, and the Transferring Member shall enter into such agreements as shall be required by the Board to document such continuing obligation.

(d)

Except as otherwise set forth in this Article VIII, the Members effecting a Transfer pursuant to this Section 8.2 shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Transfer (including, without limitation, any costs or expenses for reasonable legal fees incurred by the Company in connection with the Transfer) on or before the 10th day after receipt by that Person of the Company’s invoice for the amount due.

(e)

The provisions of this Article VIII shall be controlling with respect to any conflicting provision contained in any other agreement between or among the Company and any Member.

(f)

Any Transfer permitted by this Section 8.2 is referred to herein as a “Permitted Transfer,” and any transferee who receives Units pursuant to a Permitted Transfer (a “Permitted Transferee”) shall be admitted to the Company as a substitute Member without need for any further approval or action and shall receive and hold such Units subject to the terms of this Agreement and to the obligations hereunder of the transferor.

(g)

A transferee of any Units who does not become a Member shall be an Economic Interest Owner only and shall be entitled only to the transferor’s Economic Interest with respect to the Unit(s) Transferred.  Such transferee shall not be entitled to vote on any question regarding the Company, and the Percentage Interest associated with the transferred Unit(s) shall not be considered to be outstanding for voting purposes.

8.3

[Intentionally Omitted].

8.4

Right of First Offer.

(a)

Subject to Section 8.6 below, in the event that either Class A Member proposes to sell, directly or through an Affiliate, (i) its Units in the Company and/or, in the case of BDI only, a controlling interest in BDI itself or substantially all of BDI’s assets at any time on or after the third (3rd) anniversary of the Effective Date and/or (ii) its interest in any Restaurant ((i) and/or (ii), as applicable, the “Offered Interest”), such Class A Member (the “Offering Member”) shall give the other Class A Member (the “Non-Offering Member”) written notice (the “Member Notice”) of the general price, terms and conditions of upon which the Offering Member desires to sell the Offered Interest.  In the event that the Non-Offering Member would be interested in pursuing the acquisition of the Offered Interest, the Non-Offering Member shall give written notice to the Offering Member of such interest within fifteen (15) days after delivery of the Member Notice.  The Class A Members shall thereafter negotiate in good faith for a period of forty-five (45) days the terms of a proposed sale of the Offered Interest (the “Negotiation Period”).   If the Class A Members are able to agree upon the terms of a transaction for the sale of the Offered Interest within the Negotiation Period, the closing shall occur within ninety (90) days following the date of the Member Notice.  In the case of a sale of all of a Member’s Class A Units in the Company, such sale can be structured as a redemption by the Company if so desired by the Non-Offering Member.

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(b)

In the event that the Class A Members are not able to agree upon the terms of a transaction for the sale of the Offered Interest within the Negotiation Period or the transaction fails to close within such 90-day period despite the good faith efforts of the parties, the Offering Member shall have the right to market and consummate the sale of the Offered Interest over the one hundred eighty (180) days following the last day of the Negotiation Period or such 90-day period, as applicable, upon such terms and conditions as the Offering Member and the proposed purchaser agree, so long as the purchase price is equal to at least ninety percent (90%) of the best offer by the Non-Offering Member during the Negotiation Period and on similar payment terms.  In the event the Offering Member has not sold such Offered Interest within said 180-day period, the Non-Offering Member’s matching right pursuant to this Section 8.4 shall again be in effect.

(c)

Notwithstanding the foregoing, (i) the Non-Offering Member’s right to acquire the Offering Member’s Offered Interest in any Restaurant shall be subordinate to the prior rights of the Company and/or the Offering Member’s partner(s) in such Restaurant to acquire such Offered Interest, and (ii) Good Times’ right to acquire a controlling interest in BDI shall be subordinate to any rights of the current members of BDI to acquire such Offered Interest.

8.5

Drag-Along Rights.

(a)

The Rights.  In the event a proposed Sale of the Company or sale of all of the outstanding Units (either such transaction, a “Sale Transaction”) is approved pursuant to Section 3.4(d)(iii), then following transmittal of a written notice from the Board, all Class B Members shall cooperate in, and shall take all actions that the Board reasonably deems necessary or desirable to consummate the Sale Transaction, including, without limitation, (A) entering into an agreement requiring each Class B Member to sell all of its Class B Units and to make and/or agree to representations, indemnities, holdbacks, covenants and escrows; (B) reasonably cooperating in obtaining all consents and approvals of any applicable governmental authority reasonably necessary or desirable to consummate such Sale Transaction; and (C) voting all of their Class B Units having voting power to approve or adopt the Sale Transaction (the “Drag-Along”).

(b)

Conditions to Rights.  The obligations of the Class B Members pursuant to this Section 8.5 are subject to the satisfaction of each of the following conditions, unless any one or more of such conditions are waived by the holders of at least a majority of the Class B Units held by the Class B Members:

(i)

Upon the consummation of the Sale Transaction, all holders of Units will receive, in respect of such Units, the same form and amount of consideration per Unit, subject to Section 5.1(b) above.

(ii)

No Class B Member shall be obligated to incur any out-of-pocket expenses in connection with a consummated Sale Transaction, provided the foregoing shall not include (A) indirect costs incurred for the benefit of all Members of the Company or as a reduction of the aggregate consideration payable in connection with such Sale Transaction by the Company or the acquiring party, or (B) costs incurred by or on behalf of a Class B Member for his, her or its sole benefit, including attorneys’ fees and expenses.

(c)

Drag-Along Agent.  In furtherance of the provisions of this Section 8.5, for so long as this Section 8.5 is in effect each of the Class B Members hereby grants to the Board a proxy (which shall be deemed to be coupled with an interest and to be irrevocable) to vote the Units having voting power owned or controlled by such Class B Member and exercise any consent rights applicable thereto in favor of any such Sale Transaction as provided in this Section 8.5.

(d)

No Revocation.  The agreements contained in this Section 8.5 are coupled with an interest and

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except as provided in this Agreement may not be revoked or terminated during the term of this Agreement.

8.6

Forced Sale by BDI.

(a)

BDI Drag Along Rights.  In the event a proposed Sale of the Company or sale of all of the outstanding Units (either such transaction, a “BDI Sale Transaction”) is approved by only the BDI Managers and BDI (assuming BDI then owns a Majority Interest) at any time commencing after the fifth (5th) anniversary of the Effective Date, then (following transmittal of a written notice to be provided by the Company to the Members other than BDI (the “Minority Members”)) all Minority Members shall cooperate in, and shall take all actions that the Board and/or BDI reasonably deem necessary or desirable to consummate the BDI Sale Transaction, including, without limitation, (A) entering into agreements with third parties on terms substantially identical to, or no more favorable to the Minority Members than, those applicable to BDI (which agreements may require a Minority Member to sell all of its Units and to make and/or agree to representations, indemnities, holdbacks, covenants and escrows); (B) reasonably cooperating in obtaining all consents and approvals of any applicable governmental authority reasonably necessary or desirable to consummate such BDI Sale Transaction; and (C) voting all of their Units having voting power to approve or adopt the BDI Sale Transaction (the “BDI Drag-Along”).

(b)

Conditions to BDI Drag-Along.  The obligations of the Members other than BDI pursuant to this Section 8.6 are subject to the satisfaction of each of the following conditions, unless any one or more of such conditions are waived by the holders of at least a majority of the Units held by the Members other than BDI (assuming for such purpose only that all such Units are voting):

(i)

Upon the consummation of the BDI Sale Transaction, all holders of Units will receive, in respect of such Units, the same form and amount of consideration per Unit, subject to Section 5.1(b) above.

(ii)

No other Member shall be obligated to incur any out-of-pocket expenses in connection with the BDI Sale Transaction, provided the foregoing shall not include costs incurred by or on behalf of another Member for his, her or its sole benefit, including attorneys’ fees and expenses.

(iii)

Notwithstanding the foregoing, in the event BDI desires to initiate the BDI Drag-Along, the purchase price payable to Good Times upon the consummation of a BDI Sale Transaction shall be its pro rata portion of the proceeds from the BDI Sale Transaction payable in accordance with this Agreement, including Section 5.1(b) above; provided, however, within thirty (30) days following the date on which BDI informs Good Times that it intends to exercise the BDI Drag Along Right with respect to such BDI Sale Transaction, Good Times shall have the right to cause the Company to engage a qualified appraiser of recognized national or regional standing having substantial knowledge of the restaurant industry selected by Good Times with the approval of BDI, which approval shall not be unreasonably withheld (a “Qualified Appraiser”), to determine the fair market value of the Company in an arms’ length transaction with a third party using the then current industry standard valuation methodology for a franchise company of this type.  The Qualified Appraiser shall deliver to BDI, Good Times and the Company its report setting forth the fair market value of Good Times’ Units (the “Appraisal Report”) within forty-five (45) days following its engagement.  The costs of the Qualified Appraiser shall be paid by the Company. If the purchase price to be paid by the purchaser in the BDI Sale Transaction (the “Proposed Purchase Price”) is:

(A)

less than twenty million dollars ($20,000,000) and the Appraisal Report shows that the fair market value of the Company (after taking into account the same assumptions and adjustments as utilized in the underlying transaction documents (e.g., cash free/debt free transaction)) (the “Alternative Valuation”) is at least thirty-three

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percent (33%) greater than the Proposed Purchase Price, then Good Times upon the closing of such BDI Sale Transaction shall be entitled to receive from the Proposed Purchase Price at the closing of such transaction an amount equal to its pro rata portion of the Alternative Valuation (less its pro rata portion of all costs, expenses and adjustments incurred in connection with or contemplated by such transaction); or

(B)

greater than or equal to twenty million dollars ($20,000,000), Good Times upon the consummation of a BDI Sale Transaction shall only be entitled to receive its pro rata portion of the proceeds from the BDI Sale Transaction payable in accordance with this Agreement, including Section 5.1(b) above.

For avoidance of doubt, nothing herein shall prohibit BDI from electing not to proceed with a BDI Sale Transaction following its receipt of the Appraisal Report.

(c)

Drag-Along Agent.  In furtherance of the provisions of this Section 8.6, for so long as this Section 8.6 is in effect and only in the event that the required approvals set forth in Section 8.6(a) are satisfied, each of the Members hereby grants to BDI a proxy (which shall be deemed to be coupled with an interest and to be irrevocable) to vote the Units having voting power owned or controlled by such Member and exercise any consent rights applicable thereto in favor of any such BDI Sale Transaction as provided in this Section 8.6.

(d)

No Revocation.  The agreements contained in this Section 8.6 are coupled with an interest and except as provided in this Agreement may not be revoked or terminated during the term of this Agreement.

(e)

Good Times Tag-Along.  In the event BDI elects to sell all or substantially all of its Class A Units and does not exercise the BDI Drag-Along, Good Times may elect to sell its Class A Units as part of such transaction, on a pro rata basis with BDI, by written notice to BDI given within ten (10) days after receiving written notice of BDI’s proposed sale (the “Good Times Tag Along”).  Upon the consummation of such transaction, all holders of the transferred Units will receive, in respect of such Units, the same form and amount of consideration per Unit, subject to Sections 5.1(b) and 8.6(b)(iii) above; provided, however, the Class A Members recognize that the $20,000,000 target described above applies to a BDI Sales Transaction and if BDI has elected to sell substantially all of its Class A Units but not exercise the BDI Drag-Along, the $20,000,000 will be reduced pro rata based on the actual percentage of the total Class A Units proposed by BDI to be sold.

8.7

Additional Members.  Additional Members shall be admitted to the Company upon the approval of the Board and a Majority Interest.  Admission of any Person as a new Member shall be conditioned upon the Person making such Capital Contributions as the Board determines represents the fair market value of the Units being acquired as an additional Member and such Person executing, acknowledging, and delivering to the Company such instruments as the Board may deem necessary or advisable to effect the admission of such Person as an additional Member, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement.  Upon such admission, the Percentage Interests of the Members shall be recalculated based on the Units then outstanding (including for this purpose the additional Units issued to the new Member).  The Board shall notify all of the Members of their respective adjusted Percentage Interests as so determined simultaneous with the admission of any such additional Member.

8.8

No Appraisal Rights.  No Member shall be entitled to any dissenter’s or appraisal rights with respect to such Member’s Units, including, without limitation, any rights set forth in the Act or any other applicable law, whether individually or as part of any class or group of Members, in the event of a Sale of the Company or other transaction involving the Company or its securities unless such rights are

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expressly provided herein or by the agreement of merger, agreement of consolidation or other document effectuating such transaction.

ARTICLE IX

DISSOLUTION AND TERMINATION

9.1

Dissolution.

(a)

The Company shall be dissolved upon the occurrence of any of the following events:

(i)

consent of the Board and all of the Class A Members;

(ii)

the entry of a decree of judicial dissolution under Section 57C-6-02 of the Act; or

(iii)

the Company being unable to pay its obligations when due without the borrowing of additional money (other than payables incurred in the ordinary course of business) or the making of Capital Contributions the Members have otherwise elected not to make.

(b)

Except as expressly permitted in this Agreement, no Member shall have the power or authority to dissociate or take any other voluntary action, which directly causes a Person to cease to be a Member; provided, however, that any Member who transfers all of his Units in accordance with this Agreement shall cease to be a Member.

9.2

Effect of Dissolution.  Upon dissolution, the Company shall cease to carry on its business, except as permitted by Section 57C-6-04 of the Act.  Upon dissolution, the Board may publish the notice specified by Sections 57C-6-07 and 57C-6-08 of the Act.

9.3

Winding Up, Liquidation and Distribution of Assets.

(a)

Upon dissolution, an accounting shall be made by the Company’s independent accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution.  The Board shall immediately proceed to wind up the affairs of the Company.

(b)

If the Company is dissolved and its affairs are to be wound up, the Board shall convert the Company’s assets into cash as promptly as practicable (except to the extent the Board may determine to distribute any assets to any of the Members in kind).

(c)

In connection with such dissolution, the Company shall discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such reserves as may be reasonably necessary to provide for contingent or other liabilities of the Company.

(d)

In connection with such dissolution, the Company shall thereafter distribute the remaining assets first to the Class A Members pro rata to the extent of their Unreturned Capital Contributions and then to the Members pro rata in accordance with their respective Percentage Interests.

(e)

Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

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(f)

The Board shall comply with any requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

9.4

Return of Contribution Nonrecourse to Other Members.  Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution.  If such assets are insufficient to pay debts or return investments to the Members, no Member shall have any recourse against any other Member.

ARTICLE X

GENERAL PROVISIONS

10.1

Further Assurances.  Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Board deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

10.2

Notifications.  Except as otherwise provided in this Agreement, any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “notice”) required or permitted hereunder must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested, sent by facsimile or sent by recognized overnight delivery service.  A notice must be addressed to a Member at the Member’s last known address (or facsimile number) on the records of the Company.  A notice to the Company must be addressed to the Company at the Company’s principal office (or facsimile number).  A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered.  A notice that is sent by mail will be deemed given three (3) Business Days after it is mailed.  A notice sent by facsimile will be deemed given on the next Business Day after the date of such delivery so long as a copy also is sent by other means permitted hereunder.  A notice sent by recognized overnight delivery service will be deemed given when received or refused.  Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

10.3

Specific Performance.  The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury.  Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party to this Agreement who may be injured (in addition to any other rights and remedies that may be available to such Person under this Agreement, any other agreement or under any law) shall be entitled (without posting a bond or other security) to one or more preliminary or permanent orders (a) restraining and enjoining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach.

10.4

Amendment; Waivers.

(a)

Except as expressly provided in this Section 10.4, this Agreement may be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may be given, from time to time only by a written instrument executed by each of the Members.  Notwithstanding the foregoing, the Board shall have the right, without the prior approval of the Members, to amend this Agreement, including, Schedule A attached hereto, in such fashion as may be reasonably required  (i) to reflect the admission of new Members in accordance with the terms of this Agreement (including pursuant to Section 8.8) and to reflect any modifications of the Members’ Percentage Interests permitted in accordance with this Agreement, as a result of any additional Capital Contributions or otherwise, (ii) to cure any ambiguity or to correct or supplement any provision herein that may be

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inconsistent with any other provision herein, or (iii) to delete or add any provision in this Agreement required to be deleted or added by a state “Blue Sky” commissioner or similar such official, which deletion or addition is deemed by such official to be for the benefit of the Members.

(b)

The Members hereby specifically consent to an amendment of this Agreement from time to time in such manner as is reasonably determined by the Board, upon the advice of counsel for the Company, to be necessary or reasonably helpful to ensure that the allocations of profits and losses and individual items thereof are given effect for federal income tax purposes, including any amendments determined by the Board, in consultation with counsel to the Company, to be necessary to comply with the Treasury Regulations under Section 704 of the Code.

(c)

Notwithstanding any provision to the contrary in this Agreement,  The terms of this Agreement may be amended or waived by the Board in its reasonable discretion, to enable the Company and the Members to comply with the requirements of the “Safe Harbor” Election within the meaning of the Proposed Revenue Procedure of Notice 2005-43, 2005-1 C.B. 1221, Proposed Treasury Regulation Section 1.83-3(e)(1) or Proposed Treasury Regulation Section 1.704-1(b)(4)(xii) at such time as such proposed Procedure and Regulations are effective and to make any such other related amendments as may be required by pronouncements or Treasury Regulations issued by the Internal Revenue Service or Treasury Department after the date of this Agreement. Any amendments made pursuant to this Section 10.4(c) shall be binding on the Members.

10.5

GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NORTH CAROLINA.

10.6

Notice to Members of Provisions.  By executing this Agreement, each Member acknowledges that such Member has actual notice of (a) all of the provisions hereof (including the restrictions on Transfer set forth herein), and (b) all of the provisions of the Articles of Organization.

10.7

Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.  Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.  Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document, or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification.  The use of the words “or,” “either,” and “any” shall not be exclusive.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

10.8

Severability.  Each provision hereof shall be considered separable.  The invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity, legality or enforceability of the remainder hereof in such jurisdiction or the validity, legality or enforceability hereof, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of

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the parties hereunder shall be enforceable to the fullest extent permitted by law.  If, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair or affect the other provisions herein.

10.9

Counterparts.  This Agreement may be executed in two or more counterparts, and each Member may execute a separate Member signature page, with the same effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

10.10

Attorneys’ Fees.  In any action or proceeding arising out of or related to, or otherwise brought to enforce, any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the non-prevailing party in addition to any other available remedy.

10.11

Binding Provisions.  This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

10.12

Entire Agreement.  This Agreement and those documents expressly referred to herein, including with respect to Class B Units and the Grant Agreements, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

10.13

Delivery by Facsimile or Email.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

10.14

Survival.  Sections 3.7 and 4.7 shall survive and continue in full force in accordance with its terms, notwithstanding any termination of this Agreement or the dissolution of the Company.

10.15

Relationship of this Agreement to the Default Rules.  Regardless of whether this Agreement specifically refers to a particular Default Rule, in no event shall any Default Rule apply to the Company, it being the interest of the Members that, by virtue of this Section 10.15 all of the Default Rules shall be negated and, to the fullest extent possible, all of the rights and obligations of the Members with respect to the Company shall be as set forth in this Agreement and shall not arise from any provisions of the Act that constitute a Default Rule that is permitted to be made inapplicable, or modified with respect to, a limited liability company pursuant to the articles of organization or operating agreement of a limited liability company.

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ARTICLE XI

DEFINITIONS

11.1

Index of Terms Defined in the Agreement.  In addition to the terms defined in Section 11.2, the following terms shall have the meanings given to them in the sections of the Agreement indicated below.

Defined Term	Section
Alternative Valuation	8.6(b)(iii)(A)
Appraisal Report	8.6(b)(iii)
Attorney-In-Fact	3.11(a)
Bad Daddy’s System	1.6
BDBB Form Agreements	3.4(e)(i)
BDI	Background
BDI Drag Along	8.6(a)
BDI Managers	3.4(b)(i)(A)
BDI Sale Transaction	8.6(a)
Board	3.1(a)
Capital Account	2.9
Company	Background
Drag-Along	8.5(a)
Effective Date	Introductory Paragraph
Good Times	Background
Good Times Managers	3.4(b)(i)(B)
Good Times Tag Along	8.6(e)
Grant Agreement	2.1(c)
Issuance Items	6.3(f)
License Agreement	Background
Loaning Members	2.2(c)(i)
Loss	3.7
Management Agreement	3.3
Marks	1.5
Member Action	4.2
Member Notice	8.4(a)
Minority Members	8.6(a)
notice	10.2
Non-Offering Member	8.4(a)
Obligations Offered Interest	2.3(b)(i) 8.4(a)
Offering Member	8.4(a)
Original BD of Colorado License	3.4(e)(ii)
Permitted Transfer	8.2(e)
Permitted Transferee	8.2(e)
Proceeding	3.7
Proposed Purchase Price	8.6(b)(iii)
Qualified Appraiser	8.6(b)(iii)
Regulatory Allocations	6.3(d)
Restaurant	Background
Restricted Party	4.7(b)(ii)

Sale Transaction	8.5(a)
Scibelli Section 754 Election	3.2(a) 7.3
Tax Distribution	5.2(b)
Tax Payment Loan	5.4
Transferring Member Total Capital Contributions	8.4(a) 2.2(c)(i)(B)
Unit	2.1(a)
Withholding Tax Act	5.4

11.2

Certain Defined Terms.  The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

“Act.”  Means the North Carolina Limited Liability Company Act, N.C.G.S. 57C-1-01, et. seq., as amended from time to time (or any corresponding provision of succeeding law).

“Adjusted Capital Account.”  Means with respect to any Member, the balance of such Member’s Capital Account, after giving effect to the following adjustments:

(i)

increase (credit) such Capital Account for any amounts that such Member is obligated to restore pursuant to this Agreement, or is determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(a)(1) and -2(i)(5); and

(ii)

decrease (debit) such Capital Account for the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4) through (6).

The provisions of this definition are intended to comply with the requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be applied in a manner consistent therewith.

“Affiliate.”  Means (or a Person “Affiliated” with a specified Person means) (i) a spouse, descendant (natural or adopted) or ancestor (natural or adopted) of such Person, or (ii) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement.”  Means this Amended and Restated Operating Agreement of Bad Daddy’s Franchise Development, LLC, as amended from time to time.

“Allocation Period.”  Means (i) the period commencing on the date hereof and ending on December 31, 2013, (ii) any subsequent period commencing on January 1 and ending on the following December 31, and (iii) any portion of the period described in clause (i) or (ii) for which the Company is required to allocate Net Profits, Net Losses and other items of Company income, gain, loss or deduction pursuant to Article VI.

“Articles of Organization.”  Means the Articles of Organization of the Company, as filed with the Secretary of State of the State of North Carolina, as the same may be amended from time to time.

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“Assumed Tax Rate.”  Means, with respect to a Taxable Year of the Company, the sum of (i) the highest federal individual income tax rate in effect for that Taxable Year and (ii) the highest individual income tax rate in effect in the state of North Carolina with respect to BDI and the state of Colorado with respect to Good Times for that Taxable Year; provided, however, that each of the character of the relevant income (e.g., long-term or short-term capital gain or ordinary or exempt income) and the deductibility of the state income taxes for federal income tax purposes shall be taken into account.

“Bad Act.”  Means an act that meets the following criteria:  (a) when Person undertook the act, he, she or it knew or should have known that such act was materially adverse to the interests of the Company; and (b) within thirty (30) days of discovery of such Bad Act, the Board delivered written notice to the bad actor, disapproving of such act.

“Benchmark Amount.”  Means the cumulative distributions that must be made by the Company (with respect to all classes of Units outstanding immediately prior to the issuance of a specified Class B Unit) pursuant to Section 5.1(c) before a Class B Member is entitled to receive any distributions pursuant to Section 5.1(b) in respect of such Class B Unit. The Benchmark Amount for a specified Class B Unit is to equal the Fair Market Value of all of the equity of the Company at the time the Class B Unit is issued if a liquidation of the Company would have occurred on such date. After all Capital Contributions contemplated by Sections 2.2(a) and (b) have been made, the Benchmark Amount shall be $1,562,500.

“Business Day.”  Means a day on which banks are not required or authorized to close in Charlotte, North Carolina.

“Capital Contribution.”  Means any contribution made by a Member to the capital of the Company, whether in the form of cash or property, and whether made contemporaneously with the execution of this Agreement or at any time before or after the Effective Date.

 “Cause.” Means any of the following occurring after the date hereof:  (i) the commission of a Bad Act that is not corrected within five (5) days of written notice (provided that an act of fraud or breach of fiduciary duty shall not have a cure period), (ii) conviction of or pleading no lo contendere to or guilty to any felony, fraud, embezzlement or other misappropriation, or (iii) any material or willful breach of this Agreement that is not corrected within five (5) days of written notice.

“Class A Member.” Means a Person who acquires Class A Units, and any successor to such Units of a Member.  For purposes of this Agreement, a Class A Member who also holds Class B Units shall be treated as a Class A Member only with respect to the Class A Units and not with respect to the Class B Units.

“Class A Units.”  Means an interest in the capital, profits, losses and distributions of the Company and the right to vote or participate in the management of the Company and to receive information concerning the business and affairs of the Company, except as limited by the provisions of this Agreement.  Each member shall be entitled to one vote for each Class A Unit held by such Member on all matters submitted to the Members in accordance herewith.

“Class B Member.”  Means a Person who acquires Class B Units, and any successor to such Units of a Member.  For purposes of this Agreement, a Class B Member who also holds Class A Units shall be treated as a Class B Member only with respect to the Class B Units and not with respect to the Class A Units.

“Class B Units.”  Means an interest in the capital, profits, losses and distributions of the Company and to receive information concerning the business and affairs of the Company, except as limited by the provisions of this Agreement.  The Class B Units shall be non-voting.

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“Code.”  Means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Default Rule.”  Means a rule or provision in the Act that (i) structures, defines, or regulates the finances, governance, operations or other aspects of a limited liability company organized under the Act; and (ii) applies except to the extent it is negated or modified through the provisions of a limited liability company’s articles of organization or operating agreement.

“Disability.”  Means the incapacitation or disability of an individual by accident, sickness or otherwise so as to render such individual mentally or physically incapable of performing the duties required to be performed by such individual hereunder, for any period of ninety (90) consecutive days or for an aggregate of one hundred twenty (120) days in any period of 365 consecutive days.

“Economic Interest.”

Means a Member’s or Economic Interest Owner’s rights under this Agreement and the Act to (a) share in the Company’s profits and losses (including Net Profits and Net Losses) and (b) receive distributions from the Company, but shall not include any right to vote on, consent to or otherwise participate in any decision of the Members, or any other decision concerning the management and affairs of the Company.

“Economic Interest Owner.”

Means the owner of an Economic Interest who is not a Member.

“Entity.”  Means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

“Fair Market Value.”  Means, with respect to any asset, the value of such asset determined on the basis of an arm’s length sale for cash occurring on the valuation date between an informed and willing buyer and seller (neither being under any compulsion to buy or sell), which, except as otherwise provided in this Agreement, shall be determined in good faith by the Board, taking into account all relevant factors determinative of value.

“Fiscal Year.”  Except as otherwise provided in this definition, the twelve (12) month period commencing on January 1 of each calendar year and ending on December 31 of each calendar year, with the last Fiscal Year being the period beginning on January 1 of the year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed.  To the extent any computation or other provision hereof provides for an action to be taken on the basis of a Fiscal Year, an appropriate proration or other adjustment shall be made in respect of the final Fiscal Year to reflect that such period is less than a twelve (12) month period.

“Foreign Person.”  Means a Person who is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“Gross Asset Value.”  Means, with respect to any property, the property’s adjusted basis for federal income tax purposes, except as follows:

(i)

The initial Gross Asset Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property, as determined by the contributing Member and the Board;

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(ii)

The Gross Asset Values of all Company property shall be adjusted to equal their respective Fair Market Values (taking Section 7701(g) of the Code into account), as determined by the Board, as of the following times: (A) the acquisition of additional Units in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for Units; (C) the “liquidation” of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g) other than a liquidation resulting from a termination of the Company pursuant to Section 708(b)(1)(B) of the Code; and (D) the issuance of Units in the Company as consideration for the provision of services to or for the benefit of the Company by an existing Member or by a new Member acting in a manner or capacity of or in anticipation of becoming a Member; provided, however, that adjustments pursuant to clauses (A), (B) and (D) shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)

The Gross Asset Value of any Company property distributed to any Member shall be adjusted to equal the Fair Market Value of such property on the date of distribution, as determined by the distributee and the Board; and

(iv)

The Gross Asset Values of all Company property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Board determines that an adjustment pursuant to clause (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of any property has been determined or adjusted pursuant to clauses (i), (ii) or (iv) of this definition, such Gross Asset Value shall thereafter be adjusted in accordance with Section 6.3(a).

“Majority Interest.”  Means Members who own, in the aggregate, more than 50% of the Class A Units owned by all Class A Members in the aggregate; provided, however, that any reference to a “Majority Interest” of Members other than a specified Member or Members shall mean Members, other than the specified Member(s), who own more than fifty percent (50%) of the total Percentage Interests owned by all such Members.

“Manager.” Means any Person becoming a Manager of the Company in accordance with the terms hereof acting in such Person’s capacity as a Manager of the Company.

“Member.”  Each Person who executes a counterpart of this Agreement as a Member and each Person who may hereafter become a Member in accordance with this Agreement.  To the extent a Manager acquires Units, it will have all the rights of a Member with respect to such Units, and the term “Member” as used herein shall include a Manager to the extent it has purchased such Units.

“Member Nonrecourse Deduction.”  Means, with respect to the Company, a “partner nonrecourse deduction” within the meaning of Treasury Regulation Section 1.704-2(i).

“Net Available Cash.” Means all cash of the Company on hand as of any given time (excluding any cash that represents Net Capital Proceeds as determined by the Board) after the payment of all then due debts and liabilities of the Company and after any prepayments of any debts and liabilities of the Company that the Board deems appropriate to cause the Company to make, less any Reserves.

“Net Capital Proceeds.”  Means the net cash proceeds received or to be received by the Company upon a Sale of the Company, less the sum of (i) all payments of principal, interest and other amounts then

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due on any indebtedness of the Company, (ii) all expenses and other amounts paid or payable in cash by the Company in connection with or as a result of such Sale of the Company and (iii) Reserves.

“Net Profits” or “Net Losses.”  For each Allocation Period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)

any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

(ii)

any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(iii)

if the Gross Asset Value of Company property is revalued pursuant to clauses (ii), (iii) or (iv) of the definition herein of Gross Asset Value and such revaluation is not also subject to Section 6.3(c), then the net increase or net decrease in the Gross Asset Value of all Company property resulting therefrom shall be added to (with respect to a net increase) or subtracted from (with respect to a net decrease) such taxable income;

(iv)

if any Company property has a Gross Asset Value which differs from the property’s adjusted basis for federal income tax purposes, then Net Profits and Net Losses (and items of income, gain, loss or deduction) shall be computed by reference to the Gross Asset Value of Company assets disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value, and in accordance with Section 6.4(a); and

(v)

any item of Company income, gain, loss or deduction that is allocated to the Members under Section 6.3 shall not be taken into account in computing Net Profits and Net Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 shall be determined by applying rules analogous to those set forth in paragraphs (i) through (iv).

“Nonrecourse Deduction.”  Means, with respect to the Company, a “nonrecourse deduction” within the meaning of Treasury Regulation Section 1.704-2(b)(1).

“Percentage Interest.”  Means as of any date, the number, expressed as a percentage and rounded to the nearest 100th, as determined by dividing (a) the number of Units owned by the Member, by (b) the number of Units owned by all Members.

“Person.”  Means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “Person” where the context so permits.

“Reserves.”  Means funds or other amounts set aside or otherwise allocated or designated in amounts determined by the Board for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company’s business, or for any other valid purpose concerning the Company as determined by the Board in its reasonable discretion.

“Sale of the Company.” Means any of the following transactions:

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(a)

any merger or consolidation of the Company with or into any other Person, or any other reorganization, in which the Members of the Company as constituted immediately prior to such merger, consolidation or reorganization own less than fifty percent (50%) of the Company’s voting power immediately after such merger, consolidation or reorganization, or any other transaction or series of related transactions in which the Members immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions, fail to hold at least 50% of the voting power of the Company, or if the Company is not the resulting or surviving person in such transaction(s), such resulting or surviving Person; or

(b)

a sale, lease, transfer or other disposition (whether by merger or otherwise), in a single transaction or any series of related transactions, by the Company of all or substantially all of the assets of the Company to any Person other than a wholly-owned subsidiary of the Company.

“Succession.”  Means of or with respect to an interest in the Company means any involuntary (whether by operation of law or otherwise) sale, assignment or other disposition, or pledge, hypothecation or other encumbrance, or other alienation, of such interest (and for this purpose (a) a transfer of a decedent’s interest in the Company pursuant to his or her will or the laws of intestacy is to be considered “involuntary,” and (b) a purported transfer of an interest in the Company in connection with an organization’s voluntary liquidation is to be considered “voluntary”) (the purchaser, assignee, or other recipient, or pledgee, hypothecatee, or other alienee of such interest, or the holder of such encumbrance, being referred to as the “Successor” of or with respect to such interest, and the Member who held such interest immediately before such Succession being referred to as the “Predecessor” of or with respect to such interest).

“Tax Matters Partner.”  Means the meaning set forth in Section 6231 of the Code, and in a similar capacity for any state and local income tax purposes.

“Taxable Year.”  Means the Company’s accounting period for federal income tax purposes determined pursuant to Section 7.3.

“Transfer.”  Means, with respect to Units, any transfer, sale, gift, exchange, assignment, conveyance, pledge or the creation of any lien on or making any other disposition thereof.

“Transferring Member.”  Means a Member who transfers for consideration or gratuitously all or any portion of its Units in accordance with this Agreement.

“Treasury Regulations.”  Means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unreturned Capital Contribution.”  Means, as of any specified date, and with respect to a Class A Member, the excess, if any of (a) the aggregate Capital Contributions to the Company by such Class A Member, over (b) subject to Section 5.2(d), the aggregate amount of any cash and the Fair Market Value of any property distributed to such Class A Member pursuant to Section 5.1(b)(i) and such amounts distributed to such Class A Member with respect to their Unreturned Capital Contribution pursuant to Section 9.3(d).

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IN WITNESS WHEREOF, the Company, the Members and the Managers have executed this Agreement effective as of the Effective Date.

COMPANY:
BAD DADDY’S FRANCHISE DEVELOPMENT, LLC
By: BAD DADDY’S INTERNATIONAL, LLC
By: /s/ Dennis L. Thompson
Dennis L. Thompson, Manager

By: /s/ Joseph R. Scibelli
Joseph F. Scibelli, Manager

Address: 601 Corporate Circle
Golden, Colorado 80401-5622

With a copy to:
Address: 601 South Kings Drive, Suite HH
Charlotte, North Carolina 28204
Attn: Managers

MEMBERS:
BAD DADDY’S INTERNATIONAL, LLC
By: /s/ Dennis L. Thompson
Dennis L. Thompson, Manager

By: /s/ Joseph R. Scibelli
Joseph F. Scibelli, Manager

Address: 601 South Kings Drive, Suite HH
Charlotte, North Carolina 28204
Attn: Managers

GOOD TIMES RESTAURANTS INC.
By: /s/ Boyd Hoback
Boyd Hoback, Chief Executive Officer

Address: 601 Corporate Circle
Golden, Colorado 80401-5622

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MANAGERS:
/s/ Dennis L. Thompson
Dennis L. Thompson

/s/ Joseph F. Schbelli
Joseph F. Scibelli

/s/ Eric Fenner
Eric Fenner

/s/ Boyd E. Hoback
Boyd Hoback

/s/ Alan Teran
Alan Teran

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SCHEDULE A

SCHEDULE OF MEMBERS

OF

BAD DADDY’S FRANCHISE DEVELOPMENT, LLC

Dated as of the Effective Date

Name	Class A Units Issued	Class B Units Issued	Percentage Interests	Capital Contributions*
BAD DADDY’S INTERNATIONAL, LLC	5,200	0	46.80%1.	$812,500.00
GOOD TIMES RESTAURANTS INC.	4,800	0	43.20%2.	$750,000.00
BOYD HOBACK	0	555	5.00%3.	0
SCOTT SOMES	0	555	5.00%3.	0
Total	10,000	1,110	100%	$1,562,500.00

1.

52% of voting.

2.

48% of voting.

3.

Subject to Section 5.1(c) and the individual Grant Agreements applicable thereto.

*Assumes the full amount of all Capital Contributions pursuant to Section 2.2(b) have been made as and when due hereunder.

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EXHIBIT A

FORM OF MANAGEMENT AGREEMENT

(see attached)

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